UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

SolarEdge Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 21, 2025

To Our Shareholders

Dear fellow shareholders,

SolarEdge is a global leader in renewable energy solutions, recognized for its innovation, engineering excellence, and strong customer relationships. Despite our recent challenges, I believe the long-term potential in solar, storage, and energy management has never been stronger.

In my initial months with SolarEdge, I have I've spent my time diving into the business, listening to customers and connecting with our global team. My learnings have highlighted both our strengths and the necessary changes to drive future success.

Our mission is to develop and scale renewable energy technologies that improve the way we generate, manage, store and use electrical power in every aspect of our lives. This mission is especially critical today, given the rapidly increasing demand for electricity worldwide.

SolarEdge is well-positioned to lead this market, thanks to our innovative technology, brilliant people, loyal distributors, and over 70,000 installer partners. Millions of homes and businesses benefit from the clean electricity that our systems generate every day, and we are determined to enhance that value.

But we have work to do. Our recent financial performance has been disappointing to our shareholders and employees, and we recognize we need to significantly change the way we operate to regain customer trust, extend our technological leadership, and return to growth.

To drive this turnaround, I have identified four key priorities:

1.      Strengthening Our Financials: We are focused on disciplined cash management, inventory reduction and a continued pivot to U.S. manufacturing. We believe our return to profitability will be driven by a relentless focus on operational efficiency, and by focusing on core projects, markets and product lines.

2.      Regaining Market Share: In November 2024 we launched a campaign to partner with our channel customers in Europe and International Markets to bring more attractive offerings to installers, help our distribution partners reduce their inventory levels, attract new customers, and grow share. More recently, we have simplified our go-to-market structure to enhance agility and flattened the organization to get closer to our customers. We are reinforcing our core value proposition: providing industry-leading hardware and software solutions that enhance energy generation and increase the ROI of our customers.

3.      Accelerating Innovation: We are prioritizing advancements in energy management software and expanding our residential and commercial product lines to ensure that we remain at the forefront of smart energy solutions. As previously disclosed, our next generation residential portfolio, called Nexis, is expected to begin rolling out in late 2025. We believe this new platform will allow us to be more competitive in the marketplace: it generates more energy, shortens installation and commissioning times, addresses additional market segments, and reduces our cost structure.

iii

4.      Ramping Up U.S. Manufacturing: We are proud to be contributing to the renaissance of high-tech manufacturing in the United States through our production of inverters, optimizers, and batteries in several locations across the country. The ramp up of our activities has created nearly 2,000 jobs and enables us to provide a reliable source of American-manufactured products for our customers.

We have a pivotal year ahead of us. Our board of directors, executive leadership team and the whole of our company are committed to getting back to our roots of passion for innovation, implementing best in class execution across our operations, moving quickly and making decisive decisions to right-size the company for a sustainable future. By doing so, we will accelerate our turnaround and position SolarEdge to reach its exciting full potential as a leader in solar, storage and smart energy management in the years to come.

Thank you for your continued support. I look forward to sharing our progress in the coming quarters.

Sincerely,

Shuki Nir CEO 1 HaMada Street, Herziliya Pituach, Israel

iv

Notice Of Annual Meeting
Of Stockholders

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders of SolarEdge Technologies, Inc. (the “Company”) will be held at 12455 Research Blvd., Austin, TX 78759 on June 3, 2025, at 9 am Central Daylight Time, for the following purposes:

●	To elect the six director nominees named in the Proxy Statement as directors of the Company to hold office for a one-year term until the 2026 Annual Meeting of Stockholders and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.
●	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as our independent registered public accounting firm for the year ending December 31, 2025.
●	To approve, on an advisory and non-binding basis, the compensation of our named executive officers (commonly referred to as a “Say-on-Pay” vote).
●	To approve the amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by law.
●	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on April 8, 2025, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

As part of our desire to operate more sustainably, we are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing a Notice of Internet Availability of our Proxy Materials to many of our stockholders (the “Notice”) instead of a paper copy of this proxy statement and our 2024 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2024 Annual Report, and a form of proxy card or voting instruction card. All stockholders who do not receive the Notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. By employing this distribution process, we strive to conserve natural resources and reduce the resources involved in printing and distributing our proxy materials.

E-Delivery

In addition, the Notice provides information regarding how you may request to receive proxy materials electronically by email on an ongoing basis. Last year, we donated $1,000 on behalf of stockholders that elected to go paperless. For those stockholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, you will receive those materials as you requested.

v

Stockholders of record may vote in advance of the Annual Meeting by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or Notice.

Beneficial owners should review these proxy materials and their voting instruction card or Notice, for how to vote in advance of and participate in the Annual Meeting. For 10 days before the meeting, the list of stockholders entitled to vote at the Annual Meeting shall be available for examination by stockholders at the principal place of business of the Company at 1 HaMada St., Herzliya, Israel.

The Notice and the proxy materials have been made available to our stockholders on or about April 21, 2025.

Whether or not you expect to attend the meeting, we hope you will vote as soon as possible so that your shares may be represented at the meeting.

By Order of the Board of Directors Dalia Litay Chief Legal Officer & Corporate Secretary 1 HaMada Street, Herziliya Pituach, Israel

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 3, 2025: This Notice of Annual Meeting, this Proxy Statement and our 2024 Annual Report are available on the Internet at www.proxyvote.com.

vi

Proxy Executive Summary

This summary highlights information contained elsewhere in this proxy statement.

This summary does not contain all of the information that you should consider. You should read the entire proxy statement and SolarEdge’s 2024 Annual Report on Form 10-K before voting.

Meeting Agenda and Voting Recommendations

Item	Proposal	Board Voting Recommendation	Page Reference
1	Election of directors:	✔ For Each Nominee	5

	Nominees
	1a. Betsy Atkins
	1b. Yoram Tietz
	1c. Gilad Almogy
	1d. Avery More
	1e. Nadav Zafrir
	1f. Shuki Nir
2	Ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as the Company’s independent registered public accounting firm for the year ending December 31, 2025	For	30
3	Approval of, on an advisory and non-binding basis, the compensation of our named executive officers (the “Say-on-Pay” vote).	For	32
4	Approval of the amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by law	For	33

Our Company

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, and grid services solutions.

vii

Financial Highlights and Link to Pay Decisions

GAAP Net loss of

$1.8 billion

GAAP Net loss per share of

$31.64

GAAP Revenue of

$901.5 million

Total Number of Employees

~3,961

Non-GAAP* Net loss of

$1.3 billion

Non-GAAP* Net loss per share of

$22.99

* Please see Appendix A to this proxy statement for a reconciliation of non-GAAP measures to the nearest GAAP measure.

How Our Compensation Program Supports Our Business Strategy

Our executive compensation program is designed to align stockholders’ interests with the Company’s performance, retain and incentivize our senior executives, drive long-term business goals and encourage responsible risk-taking. These goals are achieved by linking individual pay with the Company’s overall performance on financial and Company-wide goals as well as personal goals of our executive officers. All senior executives have a large portion of compensation that is variable and covers annual and multi-year performance periods. Long-term incentive awards are designed to align executives with the Company’s long-term performance. In 2024, as in recent years, the long-term award mix under the annual equity incentive program was comprised 50% of performance stock units (“PSUs”) and 50% of time-based restricted stock units  (“RSUs”).

viii

Corporate Governance Highlights

Board and Committee Practices

●	8/9 directors (88%) are independent
●	2/9 of our Board members (22.2%) are women and 77.8% are men[1]
●	Balanced Board composition of tenure, skills, experience and background
●	Independent Chairperson, separate from CEO
●	Limits on the number of boards on which our directors may serve, with no director permitted to serve on more than five public boards
●	Annual Board and Committee self-evaluation
●	Corporate Governance Committee oversight of sustainability and other governance matters
●	Compensation Committee oversight of human capital management strategies and policies

Accountability and Other Governance Practices
●	Clawback policy covering both cash and equity incentive-based compensation
●	Prohibition on hedging and pledging transactions by all employees and directors
●	Stock ownership and share retention policy for Board members and executive officers
●	Annual stockholder advisory vote on executive compensation (“Say-on-Pay”)
●	Comprehensive Code of Conduct and other corporate policies broadly adopted throughout the Company
●	Responsive, active and ongoing stockholder engagement
●	Annual disclosure of EEO-1 data on our website and sustainability reporting in reference to SASB and GRI frameworks
●	Quarterly reporting regarding cyber related matters to our Technology Committee

Stockholder Rights
●	Comprehensive stockholder outreach program
●	No stockholder rights plan
●	No dual-class share structure with each stockholder having one vote per share
●	Declassification of the board and no supermajority voting provisions to amend governing documents

Board oversight of incentive structure for executives
●	Our Compensation Committee annually reviews and approves incentive structure, targets, and objectives in alignment with the Company’s business strategy
●	Financial and specific performance-based incentive targets are set by our Compensation Committee to reward financial and operational performance that advances the Company’s short- and long-term strategic goals
●	Relative and absolute stock price-based performance goals are established by our Compensation Committee under our equity compensation program to align executive and stockholder interests.

1 As of this date of this proxy statement.

ix

1

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm for 2025	30
Audit and Related Fees	30
Proposal No. 3 Say-On-Pay	32
Proposal No. 4 Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law	33
Equity Compensation Plan Information	37
Employee Stock Purchase Plan	37
Executive Officers	38
Executive Compensation	39
Compensation Discussion And Analysis	39
Company Named Executive Officers	39
Compensation Strategy	40
Compensation Objectives and Guiding Principles	40
Compensation Governance Highlights	41
Elements of Compensation	44
Implementing Compensation Objectives	45
Determining Compensation	45
Role of Compensation Committee and Management	45
Role of Compensation Consultants	45
Compensation Peer Group	46
2024 Peer Group	46
2025 Peer Group	47
2024 Pay Positioning	47
Results of 2024 Advisory Vote to Approve Executive Compensation	47
Compensation-Related Governance Policies	48
Clawback Policy	48
Stock Ownership and Holding Guidelines	48
Compensation of the Named Executive Officers	49
Base Salary	49
Annual Cash Incentive Compensation	50
Equity Compensation	51
Other Compensation	52
Tax Deductibility of Compensation	52
Compensation Committee Report	53
Compensation Risk	54
Summary Compensation Table	54

2

3

Forward-Looking Statements and Website References

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our social, environmental and other sustainability plans and goals, made in this document are forward-looking. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2024 Annual Report on Form 10-K. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, and notwithstanding any historical practice of doing so, except as may be required by law. In addition, our sustainability and corporate responsibility initiatives and goals are aspirational and may change. Statements regarding our initiatives and goals are not guarantees or promises that they will be met, and the inclusion of information in our sustainability reports (as discussed below), or identifying it as material for purposes of such report or assessing our environmental, social and governance initiatives, should not be construed as a characterization of the materiality or financial impact of that information with respect to us or for purposes of any of our SEC filings. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

4

Proposal No. 1
Election Of Directors

The Company’s Board of Directors is presently comprised of nine members, who are divided into three classes, designated as Class I, Class II and Class III. Class I directors consist of Betsy Atkins, Yoram Tietz, Dirk Hoke, and Gilad Almogy; Class II directors consist of Dana Gross and Guy Gecht; and Class III directors consist of Shuki Nir, Avery More, and Nadav Zafrir. The classification of our board of directors is currently being phased out, such that, beginning with our 2026 Annual Meeting of Stockholders, the declassification of our board of directors will be complete and all directors will be subject to annual election for one-year terms. There are seven directors with terms of office expiring at our Annual Meeting: Betsy Atkins, Yoram Tietz, Gilad Almogy, Avery More, Nadav Zafrir, Dirk Hoke and Shuki Nir. Dana Gross and Guy Gecht, whose information is included in this proxy but are not standing for re-election at this Annual Meeting as their terms do not actually expire at the 2026 Annual Meeting of Stockholders will stand for re-election at our next annual meeting of stockholders along with the remaining Board members, at which time declassification will be complete. Marcel Gani resigned from the Board, effective on April 8, 2025, at which time the size of the Board was decreased to nine directors. In addition, Dirk Hoke is not standing for re-election at the 2025 Annual Meeting and is departing from the Board. Simultaneously with his departure, it has been determined that the size of the Board is decreased to eight directors. We are grateful to our departing directors for their immeasurable contributions to the Board.

Yoram Tietz was appointed to our Board effective January 6, 2025 and was initially recommended to our Board by a non-management director. Gilad Almogy was appointed to our Board effective January 6, 2025 and was initially recommended to our Board by a non-management director. Shuki Nir was appointed to our Board effective December 4, 2024, in connection with his appointment as CEO of the Company. Guy Gecht was appointed to our Board effective November 6, 2024 and was initially recommended to our Board by a non-management director.

If elected at the Annual Meeting, each of the nominees will serve for a one-year term until the 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. If any nominee is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the stockholders may vote for just the remaining nominees, leaving a vacancy that may be filled on a later date by the Board, or the Board may reduce the size of the Board of Directors.

For each of the director nominees and continuing directors the following pages contain certain biographical information including a description of their professional background, primary qualifications, attributes and skills, as well as information on which Board committees the directors serve on.

Vote Required

The director nominees will be elected if the number of votes cast at the Annual Meeting for the nominee’s election exceeds the number of votes cast against the nominee’s election. Abstentions and “broker non-votes” will have no effect on Proposal No. 1.

5

Nominees for election or reelection

Betsy Atkins	Committees: Nominating and Corporate Governance Committee (Chairperson), Technology Committee (Member), Compensation Committee (Member) Other Current Public Boards: Wynn Resorts Ltd. and Enovix Corp.
Director Since: 2021 Age: 70

Ms. Atkins has served as a member of our Board of Directors since 2021.

Ms. Atkins is a seasoned business-woman and serial entrepreneur with two decades of experience serving on some of the world’s most visible global public company boards. She served as the CEO of Baja Corporation, an independent venture capital firm focused on technology, renewable energy and life sciences, since 1994. She has previously served as CEO and Chairperson of SaaS company Clear Standards, Inc., an energy management and sustainability software company, a position she held between February and August 2009. She also served as CEO of Key Supercomputer, focused on seismic analytics, applying AI machine learning technology to pinpoint reserves using predictive and prescriptive analytics, between 2008 and 2010 and as CEO of NCI, Inc., a food manufacturer creating Nutraceutical and Functional Food products.

In addition, Ms. Atkins is a highly acclaimed public company Board Director and author. For 20 years, she has worked behind the scenes at companies like Schneider, Lucent, Vonage, SunPower Corp, Paychex and Nasdaq Inc. Ms. Atkins started her business career as an entrepreneur co-founding several successful high tech, energy and consumer companies including Ascend Communications. Ms. Atkins is an effective operational leader, having served as CEO three times and she has a strong global and operational perspective encompassing the full range of experience from growth to restructuring and is a recognized Sustainability and Governance thought leader. Her corporate board experience covers industries including Technology, Energy Management, Solar, Industrial Automation, Manufacturing, Automotive, and Logistics.

Ms. Atkins brings the knowledge of leveraging next gen digital technologies, is an innovative entrepreneur for tech enablement for the future of work for manufacturing 4.0 initiatives (i.e. applying industrial Internet of Things, or IoT, for preventative maintenance in the Industrial, Automotive, and Aerospace sectors). Ms. Atkins has a global, broad perspective on energy from her role as Lead Director at SunPower Corporation, the renewable solar company, Schneider Electric, SA, the energy efficiency infrastructure monitoring and industrial automation process control company, where she served from 2005 to 2012 and 2011 to 2019, respectively, she also served on the board of SL Green Realty Corp., the real estate investment trust, between 2015 and 2024. She also served on the boards of Covetrus, Inc. and its predecessor, Vets First Choice, a pharmaceutical company, from February 2016 until September 2019, Cognizant Technology Solutions Corporation, an information technology services company, from April 2017 to October 2018 and HD Supply, Inc., an industrial distributor, from September 2013 to April 2018. Her areas of experience include Artificial Intelligence, Seismic Analytics, Internet of Things (IoT), using technology to digitize processes driving accuracy and productivity, Cyber Security, Mobile and SaaS. Ms. Atkins currently serves on the public boards of Wynn Resorts, Limited, and Enovix Corporation.

Ms. Atkins holds a degree in liberal arts from the University of Massachusetts, Magna Cum Laude.

Ms. Atkins brings to the Board valuable business experience through her years of experience as a chief executive officer with technology and energy companies, her extensive experience in ESG, and her experience as a director of other public companies.

6

Avery More	Committees: Nomination and Corporate Governance Committee (Member), Technology Committee (Member) Other Current Public Boards: None
Director Since: 2006 Age: 70

Mr. More has been Chairperson of our Board since November 7, 2024, and has served as a member of our Board of Directors since 2006.

Mr. More was the sole seed investor in the Company through his fund, ORR Partners, and participated in all successive rounds. Mr. More continues to invest in technology companies, with ORR Partners, Innoventions Capital and More Family Investments entities. Previously, Mr. More was the president and chief executive officer of CompuCom Systems Inc. from 1989 to 1993. Mr. More currently serves on the board of directors of several private companies, BuzzStream, AppDome, HolistiCyber Ltd., senseIP, and SageCyber.

Mr. More’s historical knowledge of our company and his experience as a director of other technology companies provides a valuable perspective to our Board.

Nadav Zafrir	Committees: Nominating and Corporate Governance Committee (Member) Other Current Public Boards: Check Point Software Technologies Ltd.
Director Since: 2019 Age: 55

Mr. Zafrir joined our Board of Directors in 2019 and served as the Chairperson of our Board until November 7, 2024.

Bringing over twenty years of experience in management, leadership, and technology innovation, Mr. Zafrir has been the Chief Executive Officer and a director at Check Point Software Technologies Ltd., a provider of software as well as combined hardware and software products, since December 2024. Previously, Mr. Zafrir was the co-founder and Managing Partner of Team8, a global venture group that builds and backs technology companies at the intersection of artificial intelligence, cybersecurity, data, fin-tech, enterprise software, and infrastructure from 2014 to 2024. Prior to founding Team8, Nadav spent 20 years in the Israel Defense Forces. He served as Commander of Unit 8200, Israel’s elite military technology unit, where he established the Israel Defense Forces Cyber Command. He holds an LLB from the Interdisciplinary Center Herzliya (IDC) and an Executive MBA from the Kellogg - Recanati program of the Kellogg Graduate School of Business at Northwestern University in Chicago and the Recanati School of Business at Tel Aviv University.

Mr. Zafrir’s technological expertise and former work experience with some of our senior management provides our board and the management team with helpful and valuable contribution insights into the business and technology development discussions which further strengthen our executive management.

7

Yoram Tietz Director Since: January 6, 2025 Age: 62

Committees:  Audit Committee (Chairperson); Compensation Committee (Member)

Other Current Public Boards: None

Mr. Tietz is a seasoned financial expert, with over 36 years in the field of public accounting, 15 of which he spent as the Managing Partner of Kost Forer Gabbay & Kasierer, a member of EY Global (EY Israel) from 2007 until 2022. Currently, Mr. Tietz has served as a senior advisor at General Atlantic LLP., a global investment firm, since 2022.Mr. Tietz is also the chairman of the Friends of Sheba Medical Center, the largest Hospital in Israel, and the Chairman of Birthright Israel Excel (non-profit organizations). Mr. Tietz holds a B.A. in Economics and Accounting from Tel Aviv University.

Mr. Tietz brings to the Board a wealth of leadership and financial expertise, through years of distinguished service. His career experience encompasses strategic decision-making, and financial management, making him a valuable asset to our Board.

Gilad Almogy Director Since: January 6, 2025 Age: 59

Committees:  Technology Committee (Member)

Other Current Public Boards: None

Mr. Almogy has been a founder of and the Chief Executive Officer of Ultima Genomics, Inc., provider of the first $100 human genome sequencing solution, since 2016. Previously, Mr. Almogy founded and served as the Chief Executive Officer of Cogenra Solar Inc., which he led from its inception until its acquisition by SunPower Corporation (Nasdaq: SPWR) in 2015. From 1997 to 2009, Mr. Almogy served in a number of roles at Applied Materials, Inc. (Nasdaq: AMAT), culminating in the position of Senior Vice President. Mr.  Almogy holds a PhD in Applied Physics from the California Institute of Technology and a BSc in Mathematics and Physics from the Hebrew University in Jerusalem’s Talpiot program.

Mr. Almogy brings to the Board years of leadership experience and insights into business and technology development. His extensive background in these areas significantly enhances our Board’s strategic perspective.

8

Yehoshua (Shuki) Nir Chief Executive Officer Director Since: December 4, 2024 Age: 56
Committees: None

Other Current Public Boards: Oddity Tech Ltd. (Nasdaq: ODD), Kornit Technologies (Nasdaq: KRNT)

Mr. Nir has nearly three decades of experience in leadership roles at multinational technology companies, most recently as SolarEdge’s CMO in from June 2024 to December 2024. Prior to joining the Company, Mr. Nir worked at Nir Strategic Advice Ltd., a strategic consulting firm for multinational technology companies, from 2017 to 2024.

Mr. Nir served as the General Manager of the consumer business at SanDisk (Nasdaq: SNDK) from 2008 to 2016, where he led the strategic transformation and turnaround of a loss-making division into a profitable global market leader. Mr. Nir’s extensive tenure includes strategic consulting for multinational corporations and serving on several boards, including IronSource (NYSE: IS), Kornit Digital (Nasdaq: KRNT), and Oddity (Nasdaq: ODD).
Mr. Nir holds an MBA, an LLB and BA in accounting from Tel Aviv University.

Mr. Nir brings to the Board years of senior leadership experience in the technology sector. His extensive background provides a valuable perspective that enriches our management and Board's strategic discussions.

The Board of Directors recommends a vote FOR the election of each of the director nominees.

9

Continuing Directors

Dana Gross	Committees: Audit Committee (Member); Compensation Committee (Chairperson) Other Current Public Boards: Tower Semiconductors Ltd. and Playtika Holding Inc.
Director Since: 2023 Age: 57

Ms. Gross has served as a member of our Board of Directors since 2023.

Ms. Gross brings over 25 years of strategic and financial expertise to the Board of Directors from technology companies ranging from fintech to AI. Ms. Gross is Head of Strategic Initiatives at Fiverr International Ltd., an online marketplace, since 2022. She previously served as Chief Operating Officer of Prospera Technologies, an AI Agtech company, between 2016 and 2021 and later as Chief Strategy Officer (CSO) at Prospera Technologies between 2021 and 2023. She has also previously held the role of Chief Financial Officer at eToro, a fintech company, and has served on the boards of such companies as M-Systems, AudioCodes, and Power Dsine. She was also a venture partner at one of Israel’s leading venture capital fund, Viola Ventures. Ms. Gross has also held various executive management positions at M-Systems from 1992 to 2006, when it was ultimately acquired by SanDisk, and as CEO of Btendo, a start-up company that developed MEMS based PICO projection solutions, until it was acquired by ST Microelectronic in 2012. Ms. Gross holds a BSc in Industrial Engineering from Tel Aviv University and an MBA from San Jose University.

Ms. Gross brings valuable financial, strategic and business experience to our Board through her years of experience in both executive financial and strategic roles at public companies.

Guy Gecht Director Since: November 6, 2024 Age: 59
Committees:  Audit Committee (Member) and Technology Committee (Chairperson)

Other Public Boards: Logitech International S.A.

Mr. Gecht brings decades of leadership and board experience to our Board in the fields of technology, AI, and cybersecurity. Mr. Gecht served as Interim CEO of Logitech International S.A. (Nasdaq: LOGI), a designer of software-enabled hardware solutions, from June to December 2023, and as CEO of Electronics for Imaging (EFI) from 2000 to 2018. Prior to joining EFI, Mr. Gecht worked for several startups in software leadership roles and was the Chief Technology Officer of Apple Israel. Mr. Gecht also served on the Board of Directors of Check Point Software Technologies (Nasdaq: CHKP) from 2006 to 2024 and was the Lead Independent Director from 2020 to 2024.

Mr. Gecht brings senior leadership, governance as well as technology and cybersecurity expertise and strategy, M&A and international experience to the Board, having led the transformation and growth of Electronics for Imaging into a global leader in digital imaging.

10

Director Skills, Experience and Background

The Nominating and Corporate Governance Committee and the Board have identified particular qualifications, attributes, skills and experiences that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities:

Leadership and Executive Experience in Public Companies
We believe that directors who have significant practical experience, demonstrated business acumen and leadership, and high levels of accomplishment will possess the ability to exercise sound business judgment and to provide insight and practical wisdom to help us analyze, shape, and oversee the execution of important operational and policy issues while understanding the legal and regulatory demands required from a public company.

Extensive Knowledge of the Company’s Business
We design and manufacture both hardware and software technological solutions for the smart energy market while constantly developing and growing our business. Our director’s commitment to understanding the Company and its business, industry, and strategic objectives is significant for their contribution to our strategic planning and business discussions.

High Level of Financial Expertise
Accurate financial reporting, robust auditing and familiarity with new accounting principles and practices are important for us as a publicly traded company. We, therefore, seek to have a number of directors who qualify as Audit Committee financial experts. We further expect all of our directors to be financially knowledgeable in order to understand and advise on our financial reporting, internal control, and investment activities.

Broad International Exposure
We currently have a presence in 36 countries around the world. Our products have been installed in over 140 countries around the world. Due to the global nature of our business, we deem it critical for our directors to be able to provide valuable business and cultural perspective on our international operations.

Innovation and Technology
Our products reflect a focus on innovation and we are continuously searching to improve and enhance the capabilities of our technology departments. It is important for us to have directors who share the desire for technological innovation, who have themselves led technology companies and who want to be a part of leading the path for continuous innovation in the area of smart energy. In light of the importance of protection of infrastructure from security threats including cyber, we look to our board members for their experience in this area.

Independence For non-employee directors, it is important that our directors are independent under Nasdaq listing standards and other applicable rules and regulations.

The table below summarizes the specific skills and attributes most valued by the Nominating and Corporate Governance Committee and the Board in connection with annual assessment and/or appointment decision-making for each director or nominee listed below. Therefore, the absence of a particular skill for a director does not necessarily mean the director does not possess that attribute.

Skills and Expertise*

	Leadership and Executive Experience	Knowledge of the Company’s Business	Financial Expertise	Broad International Exposure	Innovation and Technology	Independence	Tenure
Nadav Zafrir	●	●		●	●	●	6 years
Shuki Nir	●	●		●	●		<1 year
Avery More	●	●		●	●	●	19 years*
Betsy Atkins	●	●		●	●	●	4 years
Yoram Tietz	●		●	●		●	<1 year
Gilad Almogy	●			●	●	●	<1 year
Guy Gecht	●		●	●	●	●	<1 year
Dana Gross	●		●	●		●	2 years
Dirk Hoke	●	●		●	●	●	3 years
Board Composition (%)							Average Tenure: 4.2

	100%	67.5%	33%	100%	78%	89%

* SolarEdge has been public since 2015. The Board weighed the potential impact of tenure on the independence of our longest-serving director, Mr. More and determined that Mr. More’s independence from management has not been diminished by his years of service.

11

Board Composition

The Board conducts regular renewal and refreshment assessment. As part of such assessment, as set forth in our Principles of Corporate Governance, the Nominating & Governance Committee seeks to achieve an array of professional and personal backgrounds on the Board. The Board assesses its effectiveness in this regard as part of the annual board evaluation process. The Nominating & Governance Committee regularly reviews the composition of our Board and assesses the skills, backgrounds, perspectives, viewpoints and experiences of our directors with a view towards enhancing the composition of our Board to support the Company’s evolving strategy.

Each of our director nominees has achieved a high level of success in his or her career, including extensive experience in technology companies and venture capital firms, as well as historical knowledge of the Company for those who have served several years on our Board. Based on their experiences, each has been directly involved in the challenges related to setting the strategic direction and managing the financial performance, personnel, and processes of large, complex organizations. Each has had exposure to effective leaders and has developed the ability to judge leadership qualities. The Nominating and Corporate Governance Committee consults with other members of the Board and management in identifying and evaluating candidates for directorship.

Additionally, the Board believes that diversity with respect to tenure is important in order to provide the Company with balanced views and insights from Board members who have a deep acquaintance with the Company’s history as well as a fresh perspective from new Board members.

12

Directors and Corporate Governance

Board Independence

Under the listing requirements and Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. Our Principles of Corporate Governance (the “Principles”) provide that an “independent” director is a director who meets the Nasdaq definition of independence. The Principles also provide that, under applicable Nasdaq rules, the members of each of the Audit and Compensation Committees are subject to additional heightened independence criteria applicable to directors serving on these committees. Our Board of Directors undertakes a review of its composition, the composition of its committees and the independence of each director (both generally, and, where applicable, under heightened independence criteria applicable to certain committees) on an annual basis. Based upon information requested from, and provided by, each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined, based on the recommendation of our Nominating and Corporate Governance Committee, that each of Messrs. More, Tietz, Gecht, Almogy, and Zafrir and Mses. Atkins and Gross are “independent” under Nasdaq rules. Our Board of Directors also previously determined that Ms. Payne, who served as director until November 5, 2024, and Mr. Gani, who served on the Board until April 8, 2025, were independent for the time they served as directors on the Board. Mr. Hoke, who is not standing for reelection was independent for the time he served. In addition, our Board of Directors has determined that all the members of the Audit and Compensation Committees meet the additional, heightened independence criteria applicable to such committee members under the Nasdaq rules.

When evaluating the independence of director nominees, the Board weighs numerous factors, including tenure. Directors with more than 12 years of service are subject to specific considerations to promote an undiminished level of independence. In particular, the Board weighed the potential impact of tenure on the independence of our longest-serving director and Chairperson of the Board, Mr. More. Mr. More provides valuable perspectives and expertise on matters of significance to the Company and is a respected leader in the Board room. The Board concluded that Mr. More is a valued director who fulfils his responsibilities with independent-minded oversight. Mr. More appropriately challenges management, and is reasoned, balanced, and thoughtful in Board deliberations and in communications with management. The Board determined that Mr. More’s independence from management has not been diminished by his years of service.

13

As described in our Corporate Governance Guidelines, the independent directors meet in executive sessions without management present at every regular Board meeting to promote open discussion among independent directors.

Leadership Structure and succession planning

In 2019, we separated the roles of Board Chairperson and CEO. In August 2019, Mr. Zafrir, one of our independent directors, became the Chairperson of our Board of Directors. On February 19, 2020, Mr. Lando assumed the role as the Company’s CEO on a permanent basis and was appointed to serve as a member of the Board of Directors. In August 2024, Mr. Lando resigned from his role as CEO and the Company’s then CFO, Mr. Faier was appointed as Interim CEO. On November 6, 2024, Mr. Zafrir resigned his position as the Chairperson of our Board of Directors and Mr. More was appointed to the position. On December 4, 2024, Mr. Nir, who was the Company’s chief marketing officer since June of the same year, was appointed as the Company’s new CEO. Mr. Faier remains an advisor with the Company as part of the leadership transition plan.

●	The Board believes that its current leadership structure serves well the objectives of the Board’s independent oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders, and the Company’s overall corporate governance.
●	The Board also believes that the separation of the Chairperson and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and enables him to leverage the experience and perspectives of the Chairperson of the Board and the other experienced Board members. Among other things, the Chairperson helps guide the Company on strategy. The Board and the Nominating and Corporate Governance Committee periodically review the leadership structure and refreshment of the Board to promote continued contribution by the Board to management and to new and creative thought processes.

Principles of Corporate Governance

The Company is committed to robust corporate governance, ethical conduct, sustainability and accountability of our senior executives and board members. Our Principles of Corporate Governance are available under “Corporate Governance” on our investor relations page on our website.

Board Meetings

During 2024, the Board of Directors held thirteen meetings. Each director attended at least 81% of the meetings of the Board of Directors held during the period such director served and each of our directors attended at least 100% of the aggregate of the total number of the meetings held by any of the committees of the Board of Directors on which such director served during such period.

14

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management process both directly and through its committees, the Audit Committee, the Compensation Committee, and the Technology Committee. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board continuously reviews the Company’s progress against its annual strategic plans and determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational, health and safety, cyber security, sustainability matters, human capital management and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including material acquisitions and financial matters. Other risks assessed by the Board of Directors or one of its designated committees arise out of the audits performed by the Company’s internal audit team. The Company’s internal auditor performs a risk assessment and based on its results, determines the work plan for internal auditing. The results of these audits are reported to the Audit Committee of the Board of Directors.

Risk Oversight

While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on the adequacy and effectiveness of the Company’s internal controls. In 2019, the Company appointed a Senior Director of Risk Management and Internal Audit in order to support audit continuity by a function that is deeply acquainted with the Company. In 2023, he was promoted to the Vice President title. The Audit Committee receives regular reports from the Company’s Vice President of Risk Management and Internal Audit on the Company’s internal system of audit and financial controls, enterprise risk information, and the periodic report of internal audit activities. The annual internal audit work plan is created based on a comprehensive risk assessment survey and is approved by the Audit Committee. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance. The Compensation Committee oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to its officers and other employees. Management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

Sustainability Strategy and Oversight

As part of the Board’s risk oversight, the Board receives quarterly reports on key sustainability matters and progress of the Company’s attainment of its sustainability goals. The Board has delegated the overall oversight for the Company’s sustainability performance, disclosure, strategies, goals and objectives as well as monitoring evolving sustainability risks and opportunities to the Company’s Nominating and Corporate Governance Committee. The Board has delegated the overall oversight of the Company’s human capital management to the Compensation Committee.

Oversight of Cybersecurity and Data Privacy Risks

Cyber security risk is an area of increasing focus for our Board, particularly as an increasingly significant part of our operations rely on digital technologies. As a result, we have implemented a comprehensive cyber security program to assess, identify, and manage risks from cyber security threats that could result in material adverse effects on the confidentiality, integrity, and availability of our information systems. This program has been integrated into the Company’s overall risk management framework.

The Board has delegated primary oversight of the Company's risks from cyber security threats to the Technology Committee. Our management team, including our Chief Information Security Officer (CISO), provides quarterly updates to our Technology Committee and annual updates to the full Board regarding our cyber security activities and other developments impacting our digital security. We have established protocols by which certain cyber security incidents are escalated within the Company and, where appropriate, reported to the Board and Technology Committee in a timely manner.

For additional information regarding our cybersecurity governance and risk management, please refer to our Annual Report on Form 10-K for the year ended December 31, 2024, under the heading “Cybersecurity” in Item 1C.

15

Board Committees

Audit Committee

Our Board of Directors has established an Audit Committee, which operates under a written charter that is available on the investor relations page of the SolarEdge website. The Audit Committee’s responsibilities include, but are not limited to:

●	Defining and emphasizing management’s and the board’s commitment to an environment that supports integrity in the financial reporting process;
●	Assisting and representing the Board of Directors in discharging its oversight responsibilities over the accounting and financial reporting processes of both the Company and its subsidiaries;
●	Appointing, compensating, retaining, evaluating, terminating and overseeing our outside auditor;
●	At least annually, overseeing processes for monitoring the outside auditor’s independence;
●	Overseeing the implementation of new accounting standards by having the outside auditor report on a quarterly basis on accounting standards that could impact the Company’s business;
●	Reviewing with our outside auditor the matters required to be reviewed by applicable auditing requirements;
●	Communicating with the outside auditor on matters related to the conduct of the audit and on critical audit matters expected to be described in the outside auditor’s report;
●	Approving in advance all audit and permissible non-audit services to be performed by our outside auditor;
●	Meeting to review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the company and the outside auditor’s reports related to the financial statements;
●	Receiving reports from the outside auditor and management regarding, and reviewing and discussing the adequacy and effectiveness of, the company’s disclosure controls and procedures;

16

●	Establishing and overseeing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, internal controls, auditing and federal securities law matters;
●	Overseeing the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s code of conduct and the Company’s policies for monitoring compliance;
●	Overseeing and participating in the resolution of internal control issues, where identified, by meeting with the Company’s internal auditor on a quarterly basis and receiving reports of all internal audits preformed and implementation of recommendations by the internal auditor;
●	Assessing the Company’s risk management survey and the underlying internal audit plan;
●	Establishing and periodically reviewing policies and procedures for the review, approval, and ratify related person transactions;
●	Overseeing the preparation of the report of the audit committee that SEC rules require to be included in our annual proxy statement; and
●	Reviewing and understanding non-GAAP measures, and related company policies and disclosure controls.

Our Audit Committee, which met eight times in the year ended December 31, 2024, consists of Yoram Tietz (who joined the board of directors and audit committee on January 6, 2025), Guy Gecht (who joined the board of directors and audit committee on November 6, 2024), and Dana Gross, with Yoram Tietz serving as chairperson. Tal Payne served on the Audit Committee until November 5, 2024, when she resigned from the Company’s Board of Directors. Our Audit Committee has set meetings eight times a year - four meetings are dedicated to the review of our financial results /statements, and another four at minimum are dedicated to review of internal audits performed and follow up on risks assessed including a discussion of how they are being managed. Other matters are added to the agenda or additional meetings are scheduled on an as needed basis.

The composition of our Audit Committee complies with the applicable requirements of the SEC and the listing requirements of Nasdaq. All of our Audit Committee members meet the additional, heightened independence criteria applicable to directors serving on the Audit Committee under the Nasdaq rules and SEC rules. Our Board of Directors has determined that Yoram Tietz, Dana Gross and Guy Gecht each qualify as an “Audit Committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our Board of Directors also previously determined that Mr. Gani, who served as director until April 8, 2025, also qualified as an “Audit Committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations.

Compensation Committee

Our Board of Directors has established a Compensation Committee, which operates under a written charter that is available on the investor relations page of the SolarEdge website. The Compensation Committee’s responsibilities include, but are not limited to:

●	Overseeing our overall compensation philosophy, policies, and programs;
●	Reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the chief executive officer’s performance in light of those goals and objectives, approving grants of equity awards to the chief executive officer and recommending to the independent directors the chief executive officer’s compensation level based on this evaluation;

17

●	Overseeing the evaluation of other executive officers and approving equity awards to these officers, and setting their compensation based upon the recommendation of the chief executive officer;
●	Reviewing and approving the design of other benefit plans pertaining to executive officers;
●	Reviewing and approving employment agreements and other similar arrangements between us and our executive officers;
●	Overseeing preparation of the report of the compensation committee to the extent required by SEC rules to be included in our annual meeting proxy statement;
●	Overseeing the Company’s engagement efforts with stockholders on the subject of executive compensation; and
●	Overseeing the company’s strategies and policies related to human capital management, including with respect to matters such as workplace environment and culture, employee health and safety and talent development and retention.

Our Compensation Committee may delegate its duties and responsibilities to one or more subcommittees, consisting of not less than two members of the Compensation Committee, as it determines appropriate. Our Compensation Committee, which met seven times during the year ended December 31, 2024, consists of Yoram Tietz, Dana Gross, and Betsy Atkins, with Dana Gross serving as chairperson. The composition of our Compensation Committee meets the requirements for independence under the applicable rules and regulations of the SEC and the Nasdaq Global Select Market. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee Interlocks and Insider Participation

During 2024, our Compensation Committee consisted of Avery More, Betsy Atkins and Nadav Zafrir. None of the members of our Compensation Committee is, or was during the year ended December 31, 2024, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee, which operates under a written charter that is available on that is available on the investor relations page of the SolarEdge website. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

●	Developing and recommending to the board criteria for identifying and evaluating director candidates and periodically reviewing these criteria;
●	Identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
●	Assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the board;
●	Developing and recommending to our board of directors a set of corporate governance guidelines and principles;

18

●	Establishing procedures for the consideration of board candidates recommended by the company’s stockholders;
●	Recommending to the board candidates to be elected by the board to fill vacancies and newly created directorships and candidates for election or reelection at each annual stockholders’ meeting;
●	Periodically reviewing the board’s leadership structure, size, composition, and functioning; Overseeing succession planning for positions held by executive offices;
●	Overseeing the evaluation of the board and its committees;
●	Overseeing the orientation process for new directors and ongoing education for directors;
●	Annually reviewing the compensation of directors for service on the board and its committees and recommend changes in compensation to the board, as appropriate; and
●	Overseeing and making recommendations to the board regarding sustainability matters.

Our Nominating and Corporate Governance Committee, which met three times during the year ended December 31, 2024, consists of Betsy Atkins, Nadav Zafrir, Dirk Hoke, and Avery More with Betsy Atkins serving as chairperson. The composition of our nominating and corporate governance committee meets the requirements for independence under the applicable rules of the Nasdaq Global Select Market.

Technology Committee

Our Board of Directors has established a Technology Committee, which operates under a written charter that is available on the investor relations page of the SolarEdge website. The Technology Committee’s main responsibilities include, but are not limited to:

●	Overseeing the Company’s technology related strategies, processes, and programs;
●	Reviewing periodically plans, strategy and implementation of new technology, product, manufacturing plans and quality and reliability plans;
●	Reviewing benefits, risks and potential risk mitigation measures associated with proposed technology advancement programs;
●	Reviewing the status of ongoing and proposed technology development with an emphasis on results measured against goals set from time to time;
●	Reviewing actions and risks associated with any current shortfalls in product performance, quality, or reliability and manufacturing methods including any product security; and
●	Reviewing risks identified with cyber-related exposure, including any incidents may have arisen and measures taken and/or recommended to be taken to protect the Company’s assets.

Our Technology Committee, which met four times during the year ended December 31, 2024 consists of Betsy Atkins, Guy Gecht, Gilad Almogy, and Avery More, with Guy Gecht serving as chairperson.

19

Policy Regarding Stockholder Recommendations

The Company identifies new director candidates through a variety of sources. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, as described above. Stockholders seeking to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing describing the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. Please submit this information to the Company’s Corporate Secretary at 1 HaMada Street, Herziliya Pituach, Israel, 4673335.

Stockholders may also submit director nominees by adhering to the advance notice procedure described under “Stockholder Proposals” elsewhere in this Proxy Statement.

20

Director Compensation

Each of our non-employee directors is eligible to receive compensation for their service on our Board of Directors consisting of annual cash retainers and equity awards. The table below reflects the cash compensation of our directors in effect in 2024, which was paid in quarterly installments. Directors serving as chairs of committees do not receive additional compensation for serving as general members of the committees they chair. On July 22, 2024, the Board agreed to voluntarily reduce their cash retainers by 20%, effective July 1, 2024 through December 31, 2024, to support the Company’s cash conservation efforts, which was continued indefinitely by the Board on March 25, 2025.

Position	Annual Retainers Effective Jan. 1, 2024 ($)	Annual Retainers Effective July 1, 2024 ($)
Chairperson of the Board	330,000	264,000
Board Member	70,000	56,000
Audit Committee Chair	32,500	26,000
Compensation Committee Chair	22,500	18,000
Nominating and Corporate Governance Committee Chair	15,000	12,000
Technology Committee Chair	15,000	12,000
Audit Committee Non-Chair Member	12,500	10,000
Compensation Committee Non-Chair Member	10,000	8,000
Nominating and Corporate Governance Committee Non-Chair Member	7,500	6,000
Technology Committee Non-Chair Member	7,500	6,000

The equity award program for our non-employee directors in 2024 consisted of (i) an equity award in the form of restricted stock units, granted upon the individual’s initial appointment to our Board, with a grant date value of $150,000, (ii) an annual equity award in the form of restricted stock units with a grant date value of $195,000 for non-employee directors other than the Chairperson of the Board, subject to proration for directors whose commencement of Board service is not on the date of the annual stockholder meeting, and (iii) an annual equity award in the form of restricted stock units with a grant date value of $425,000 for the Chairperson of the Board. The initial restricted stock unit awards vest in equal annual installments over three years and the annual RSUs, both for directors and Chairperson of the Board, vest in full on the earlier of (a) the one-year anniversary of the grant date or (b) the Company’s next regular Annual General Meeting of Stockholders, subject to continued board service through the applicable vesting date.

Our directors are also reimbursed for travel, food, lodging, and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our by-laws. Our Board of Directors may revise the compensation arrangements for our directors from time to time. In addition, starting with equity awards made in 2023, directors are entitled to vesting acceleration upon death or disability.

21

The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on our Board, on committees of our Board and as the Chairperson of our Board during the year ended December 31, 2024. Mr. Nir and Mr. Lando were not eligible to receive any additional compensation for serving on our Board. Their compensation is disclosed in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Avery More	124,071	327,954 (2)	452,025
Marcel Gani	92,250	194,995 (3)	287,245
Nadav Zafrir	274,337	424,968 (4)	699,305
Betsy Atkins	92,250	194,995 (3)	287,245
Tal Payne	64,386	194,995 (3)	259,381
Dirk Hoke	69,750	194,995 (3)	264,745
Dana Gross	76,989	194,995 (3)	271,984
Guy Gecht	11,870	262,708 (5)	274,578

(1)	All equity awards are calculated in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the equity-based awards in Note 2ad to the audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 25, 2025. As of December 31, 2024, Mr. More held 11,032 unvested restricted stock units, Mr. Gani and Ms. Atkins held 3,986 unvested restricted stock units, Mr. Zafrir held 5,969 unvested restricted stock units, Ms. Payne held 0 restricted stock units, as of December 31, 2024, Mr. Hoke held 4,150 unvested restricted stock units, Ms. Gross held 4,532 unvested restricted stock units, and Mr. Gecht held 13,922 unvested restricted stock units.

(2)	Represents the grant date fair value of Mr. More’s annual equity award granted on June 5, 2024 of 3,986 restricted stock units ($194,995) and pro-rated additional annual equity award as a Chairperson granted on November 6, 2024 of 7,046 restricted stock units ($132,959), each of which will become fully vested on June 3, 2025.

(3)	The amount reported here represents the grant date fair value of 3,986 restricted stock units ($194,995) granted to each director on June 05, 2024. All such units will become fully vested on June 3, 2025.

(4)	Represents the grant date fair value of Mr. Zafrir’s pro-rated annual equity award granted on June 5, 2024 of 8,687 restricted stock units ($424,968), that will become fully vested on June 3, 2025. Following Mr. Zafrir’s decision to step down as Chairperson, 2,718 of these restricted stock units were forfeited, to reflect the pro-rated portion that pertains to his service as Chairperson through November 6, 2024.

(5)	Represents the grant date fair value of Mr. Gecht’s initial equity award of 7,949 restricted stock units ($149,998) which vest in equal annual installments over three years, and pro-rated annual equity award granted upon appointment to the Board on November 6, 2024 of 5,973 restricted stock units ($112,710) which will become fully vested on June 3, 2025.

22

Stockholder Engagement and Communication

Understanding the issues that are important to our stockholders is critical in ensuring that we address their interests in a meaningful and effective way. The Company’s cross functional team that includes our CFO, our Head of Investor Relations, our Chief Legal Officer and Corporate Secretary, and members of the Board engage with our stockholders year-round, on a regular basis to discuss a range of topics, including our performance, strategy, risk management, executive compensation, sustainability and corporate governance. We recognize the value of taking our stockholders’ views into account. Dialogue and engagement with our stockholders help us understand how they view us and set goals and expectations for our performance.

These meetings provide an opportunity for us to maintain an active dialogue with our stockholders so that their perspectives can be thoughtfully considered.

Spring / Summer

•     Analyze and consider voting results and investor feedback following our annual meeting.

•     Identify governance trends and potential areas for improvement.

Summer / Fall

•     Conduct pro-active off-season outreach with stockholders.

•     Implement changes to align with investor feedback.

Fall / Winter

•     Continued stockholder engagement.

•     Enhance Proxy Statement and Annual Report disclosures based on feedback.

Winter / Spring

•     Engage with investors that expressed Proxy related concerns or questions.

•     Annual Meeting of Stockholders in June.

During 2024 we engaged with stockholders representing over:

~37% of our outstanding shares	~60% of our institutional shareholdings as of the record date

Our CFO and other members of the Company’s cross-functional team routinely report feedback received from stockholders to our executive management and Board.

We further communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, press releases, and our website. Additionally, our CEO and CFO engage in meaningful dialogue with our shareholders through investor-related outreach events, and through our quarterly earnings calls which are open to all. Our earnings calls are available in real-time and as archived webcasts on our website.

The Company encourages stockholders to participate in the Company’s annual stockholder meeting, as it provides a valuable opportunity to discuss the Company, its corporate governance, and other important matters.

In the last year, our cross functional stakeholder outreach team received shareholder feedback requesting that the Company appoint directors with public company experience with broad international experience. As a result, Guy Gecht was appointed to the Board effective November 6, 2024. With extensive experience in globally recognized companies, Mr. Gecht’s perspective is expected to bring valuable insights and strengthen the Company’s governance. The Company remains committed to listening to shareholder input.

2024 Engagement Topics

•	Board Composition and tenure;
•	Corporate Social Responsibility matters;
•	Corporate governance matters, including current stockholder rights, board declassification, and board leadership structure;
•	Compensation program and long-term incentive compensation mix linking pay and performance;
•	Financial performance and key operational metrics;
•	Policy and regulatory developments;
•	Long term corporate strategy;
•	Executive compensation; and
•	Human capital management including pay equity, inclusion and employee engagement.

23

Communications with the Board

Any stockholder of the Company or any other interested party wishing to communicate with the Board, Chairperson of the Board or individual directors may write to the Board at Board of Directors, c/o Corporate Secretary, 1 HaMada Street, Herziliya 4673335, Israel, or by email at investors@solaredge.com. The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressees, unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board, the Chairperson of the Board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable.

In addition, any person wishing to communicate with the Company’s independent directors may do so by writing to them, c/o Corporate Secretary, 1 HaMada Street, Herziliya 4673335, Israel, or by email at investors@solaredge.com.

24

Corporate Social Responsibility (1)

• Product Innovation • Powering Clean Energy • Accelerate affordable clean energy • Deliver smart energy solutions • Deliver sustainable product	• Powering People • Be a responsible employer • Protect human rights • Invest in communities	• Powering Business • Ethical and compliant conduct • Climate resilience • Resource efficiency • Ethical sourcing

(1)	Our sustainability initiatives and goals are aspirational and may change. Statements regarding our initiatives and goals are not guarantees or promises that they will be met, and the inclusion of information in our sustainability reports (as discussed below), or identifying it as material for purposes of such report or assessing our sustainability and corporate social responsibility initiatives, should not be construed as a characterization of the materiality or financial impact of that information with respect to us or for purposes of any of our SEC filings.

25

Sustainability has long been a major factor in the SolarEdge vision and business activities. We are dedicated to working to accelerate the move to a low-carbon world, powered by a decentralized, distributed, interconnected energy network with the aim that electricity is generated, stored, managed and used in the most optimal manner. During 2024, we continued making progress in our sustainability performance and disclosure. We have crafted a comprehensive sustainability strategy with quantitative and qualitative targets in several areas. Our sixth annual Sustainability Report, published in 2024, was conducted in reference to leading global sustainability disclosure standards, GRI (Global Reporting Initiative) and in reference to SASB (Sustainability Accounting Standards Board) standards, and aimed to meet the expectations of investors and other stakeholders. Our sustainability strategy includes the following pillars:

•	Powering Clean Energy: Accelerating the uptake of clean energy, delivering new smart energy, innovative solutions and improving the lifecycle impacts of our products. As a business founded upon the acceleration of clean energy, we strive to reduce our climate impact by minimizing GHG (greenhouse gas) emissions and transitioning to renewable electricity usage in our facilities. By the end of 2024, SolarEdge has five of its own PV systems on its rooftops in the United States, Italy, the U.K, and Israel. Our manufacturing sites have conducted several steps to further optimize and reduce their energy consumption. Furthermore, we have completed a lifecycle analysis for three of our key products, examining the environmental impact of all product life stages. We also strive to achieve near-zero e-waste and minimize the landfill waste of all waste types. In 2024, a total of 83% of all waste at our owned and operated sites was either recycled or recovered to energy.

•	Powering People: Maintaining leading responsible employment practices, upholding human rights and investing in communities. In 2024, we continued to invest in our workforce to support SolarEdge’s business growth, and maintained responsible employment practices, including an enhanced focus on safety and on employee growth and development. Our community engagement program focuses on the advancement of renewable energy for environmental community value; encouraging STEM education and youth innovation; and strengthening a range of populations.

•	Powering Business: Maintaining and reinforcing ethical conduct throughout our value chain, advancing sustainability, improving the efficiency of our resource consumption and ethical sourcing of raw materials and components.

Below are some examples of our efforts and practices in several sustainability and corporate social responsibility fields:

Climate change and greenhouse gas (GHG) emissions

SolarEdge is a market leader in smart and renewable energy solutions. Our products contribute to the global climate change mitigation efforts. Our solutions allow for millions of tonnes in carbon emission reductions, helping governments and organizations reduce their climate impact.

-41M Tonnes of CO2e (*) 41 million tonnes of CO2e GHG emissions avoided each year through use of our systems.

As stated above, we have installed of our own PV systems in six of our different facilities, which will help us reduce our own Scope 2 emissions.

During 2024, our production and R&D sites have continued to implement enhanced energy saving methods, such as automatic shutdowns and/or motion detectors for AC and lighting systems, optimization of HVAC system operation, and optimization of water cleaning systems.

(*) Assuming all SolarEdge systems shipped by end of 2024 are installed and producing for a full year. See our annual sustainability report for further details on our method for calculating the global GHG savings achieved through use of our products.

26

Life Cycle Analysis

We have recently completed the process of life cycle analysis (LCA) research and the subsequent publication of Environmental Product Declarations for three of our key products. The LCA research included an evaluation of environmental performance over the entire life cycle of our products. The entire value chain of our products was examined to study its environmental impact, from material extraction to manufactured product, usage stage and end of life. The LCA results were externally verified and were registered with the International EPD® System.  The analysis helps us to better recognize opportunities for environmental impact reduction, including (among else) opportunities for reducing Scope 3 greenhouse gas emissions.

Responsible Procurement

We are proactive in increasing ethical conduct, responsible practices, and human right protection within our extensive global supply chain.

Our supplier code of conduct (SCoC) includes detailed requirements on ethics, safety, environment, human rights, fair employment, and others. We have been engaging key suppliers - and requesting that they acknowledge their compliance with the SCoC terms. To date over 200 active key suppliers have committed to the SCoC terms. In 2024, we also conducted on-site audits for two key raw material suppliers in connection with their compliance with the SCoC requirements. We aim to continue expanding these efforts in 2025.

>200 Key active suppliers already committed to the terms of our Supplier Code of Conduct

The Safety of our People

We believe that the vast majority of accidents and injuries at work are preventable and aim to create a zero-injury culture across our offices and operations. We comply with applicable occupational health and safety regulations and are certified to Occupational Health and Safety Quality Management Standard ISO 45001:2018. Safety performance is reported quarterly to the Company’s Chief Operating Officer, including specific safety incidents analysis, findings, and corrective actions.

Our safety practices include Nominated Safety Officers at key production and R&D sites; a nominated lab electricity supervising engineer for main R&D sites; appointing and training employees as safety trustees; mandatory annual safety training for all employees; job-specific training (for example, proper use of protective equipment, training for working with high-voltage, training for working on rooftops, training for the safe use of machinery/ chemicals/ materials) that is mandatory for all employees in relevant roles; comprehensive safety, fire, and emergency drill programs to provide employees information on emergency procedures; root-cause assessments of incidents; periodic internal and external EHS audits; supplying employees with all necessary PPE (Personal Protective Equipment) according to the identified job-specific risks and all relevant regulations; and maintaining a healthy and ergonomic work environment.

Code of Conduct and Ethical Business Conduct

We have adopted a code of business conduct and ethics that applies to all of our officers and employees, including our Chief Executive Officer and Chief Financial Officer and those officers and employees responsible for financial reporting. We have also adopted a code of business conduct and ethics that applies to our directors. Our codes of business conduct and ethics are posted on the investor relations section of our website under the “Corporate Governance” tab. We intend to disclose future amendments to our codes of business conduct and ethics, and any waivers of their provisions that we grant to our executive officers and directors, on our website within four business days following the date of the amendment or waiver that require disclosure under the applicable rules.

27

We operate an annual on-line employee code of conduct training program. In the cases of some production employees who do not have computer access, the training is conducted in on-site group sessions. The training includes emphasis on “real” work-place scenarios regarding issues such as how to handle harassment and discrimination in the workplace, matters pertaining to potential conflicts of interest, political involvement, and more. The training also re-informs employees regarding the different channels available for reporting potential code violations This annual training program is mandatory for all employees world-wide.

In addition, we have published a complimentary anti-corruption approach document on our website, available under the “Knowledge Center” page. The anti-corruption approach document provides expanded details on relayed issues. These include the definition of reasonable and unreasonable gift exchange; avoidance of conflicts regarding financial interests; guidelines for participation in external events; and additional instructions and guidelines related to anti-corruption. Our insider trading policy prohibits all employees and non-employee directors from engaging in any speculative transactions, hedging and pledging transactions and trading on margin.

Insider Trading Policy & Anti-Hedging/Pledging Policies

Our Insider Trading Policy governs the purchase, sale and other transactions in our securities by our employees, officers, and directors, and other covered persons, as well as the Company. We believe our Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. Our Insider Trading Policy, among other things, prohibits all non-employee directors, officers, and all other employees of the Company, from engaging in hedging, or other speculative transactions relating to Company shares, including trading in puts or calls in Company securities, short-sales of Company securities, or through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds or any transactions that have, or are designed to have, the effect of hedging or offsetting any decrease in the market value of Company securities. Non-employee directors, officers, and all employees of the Company are further prohibited from holding Company securities in margin accounts or otherwise pledging Company securities as collateral for a loan. For additional information, see our Insider Trading Policy filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025.

Political Involvement

We respect the diversity of views and beliefs of our employees and encourage them to be active in the civic life of their communities. The Company prohibits any political involvement on its behalf by any of its employees, unless otherwise designated, such as its Global Government Affairs team who engage with governments and policy makers to advocate for policies that are aligned with our business objectives and company values. We do not make any corporate or political contributions. In addition, we endeavor that all Company activities through trade unions and/or industry associations are in support of the Company’s public policy positions on all issues. Through active participation and leadership, the Company can educate and influence associations and coalitions in support of our policy positions.

Human Capital Development

We believe that our employees are our most important asset and that our success depends on our ability to attract and retain outstanding employees who can support our ongoing business activities and innovation efforts. We aim to be inclusive in our hiring practices focusing on the best talent for the role in accordance with equal opportunity employment laws.

We aim to provide our employees with advanced professional and development skills so that they can perform effectively in their roles and build their capabilities and career prospects for the future. We maintain leadership programs for managers and team leaders and deliver advanced professional training for sales, research and development and other functional teams as part of our extensive training program each year. Furthermore, we offer educational learning platforms on a variety of subjects for the professional and personal development and advancement of our workforce.

28

We also have a comprehensive talent management review process to develop future leaders and provide effective succession planning. The Company conducts annual performance and talent management reviews to determine career growth opportunities and facilitate organizational succession planning.

We aim to provide our employees with competitive salary and benefits that enable them to achieve a good quality of life and plan for the future. Our benefits differ according to local norms and market preferences, but typically include all salary and social benefits required by local law (including retirement saving programs, paid vacation and sick leave) and additional benefits that go beyond legal requirements in local markets.

Community Engagement

We believe that healthy and vibrant communities are the foundation of sustainable societies and sustainable businesses. Our community engagement activities are focused on the following three pillars: Advancing education on renewable energy and sustainability; Promoting Science, Technology, Engineering and Math (STEM) education; and Enhancing a range of populations. In 2024, the Company donated $199,000 to various charitable causes that align with these pillars.

In 2020, in honor and memory of Mr. Guy Sella, SolarEdge’s former Chief Executive Officer, Chairperson and Co-Founder, we announced a commitment of $1,000,000 to be invested in a joint SolarEdge-Technion educational and technological project. The Technion - Israel Institute of Technology, Israel’s leading technical research university, is committed to matching these funds which will be contributed over ten years following said commitment. The Guy Sella Memorial Project combines teaching, research, and outreach activities that extend to high school, undergraduate, and graduate students, including teaching labs which will be established and named after Guy Sella, annual graduate student research fellowships, biennial national energy student hackathons, and visits to the energy center and labs for high school students.

In addition to the financial donations, the Company donated an entire solar energy management system to a women’s shelter located in the center of Israel, offering financial benefits and clean energy generation for the shelter. The shelter is operated by an NGO that supports women and children jeopardized by domestic violence. Also, we have facilitated ways for our employees to engage in different volunteering activities organized by the Company throughout the year. A prominent example of these volunteering activities is our flagship educational program, ‘EdgeUcate’. The EdgeUcate program aims to raise awareness and educate children from a young age on sustainability practices and solar energy. Age-appropriate learning kits were developed in collaboration with education consultants and content writers for use in the classroom by our employees. Educational kits were designed for students from kindergarten through 12th grade. Among else, the program has been taught to children with disabilities, children from underserved communities, and from a range of populations. The ‘EdgeUcate’ program is operated in multiple global SolarEdge regions of activity, including Israel, the U.S., South Korea, France, Poland, the Netherlands, Bulgaria, and Australia.

29

Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm for 2025

The Audit Committee of the Board of Directors has selected Kost Forer Gabbay & Kasierer, a member of EY Global to be the Company’s independent registered public accounting firm for the year ending December 31, 2025, and recommends that the stockholders vote for ratification of such appointment. Kost Forer Gabbay & Kasierer, a member of EY Global has been engaged as our independent registered public accounting firm since 2007. As a matter of good corporate governance, the Audit Committee has requested that the Board of Directors submit the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as the Company’s independent registered public accounting firm for 2025 to the stockholders for ratification. In the event our stockholders do not approve this ratification proposal, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee may select another independent registered public accounting firm if it determines that doing so would be in the best interests of the Company. A representative of Kost Forer Gabbay & Kasierer, a member of EY Global is expected to be present at the Annual Meeting. The representative of Kost Forer Gabbay & Kasierer, a member of EY Global will have the opportunity to make a statement at the Annual Meeting if he or she desires to do so and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the aggregate fees for professional services rendered by Kost Forer Gabbay & Kasierer, a member of EY Global for the audit of our financial statements for the year ended December 31, 2023, and the year ended December 31, 2024, and the aggregate fees for other services rendered by Kost Forer Gabbay & Kasierer, a member of EY Global during those periods:

	2023($)	2024 ($)
Audit fees (1)	2,122,000	2,178,000
Audit related fees (2)	-	225,000
Tax fees (3)	369,000	286,000
Total audit and related fees	2,491,000	2,689,000

(1)	“Audit fees” are fees for audit services for each of the years shown in this table, including fees associated with the annual audit (including audit of our internal control over financial reporting for the year ended December 31, 2023 and for the year ended December 31, 2024), reviews of our quarterly financial results submitted on Form 10-Q, Korean and Italian statutory audit services and consultations on various accounting issues.
(2)	“Audit related fees” are fees related to assurance and related services provided in connection with the issuance of the Company’s Convertible Senior Notes issued on June 28, 2024.
(3)	“Tax fees” are fees for professional services rendered for tax compliance, tax advice, tax planning, and review of our Israeli tax returns.

30

Our Board of Directors adopted a written policy for the pre-approval of certain audit and non-audit services that Kost Forer Gabbay & Kasierer, a member of EY Global provides. The policy balances the need to protect the independence of Kost Forer Gabbay & Kasierer, a member of EY Global, while recognizing that in certain situations Kost Forer Gabbay & Kasierer, a member of EY Global may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee. Certain services may also be pre-approved by the Chairperson of the Audit Committee under the policy. All of the fees identified in the table above were approved in accordance with our pre-approval policy.

Vote Required

The approval of the Ratification of Appointment of Independent Registered Public Accounting Firm for 2025 requires the affirmative vote of the holders of a majority of the voting power of the stock, present or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as votes against this Proposal No. 2. While there should be no “broker non-votes” in respect of this Proposal, if there were any, any such broker non-votes will have no effect on this Proposal No. 2.

The Board of Directors recommends a vote FOR the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global for 2025.

31

Proposal No. 3
Say-On-Pay

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote, on an advisory (non-binding) basis, to approve the compensation of our named executive officers as disclosed in this Proxy Statement (referred to as a “Say-on-Pay” vote). As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee’s goals in setting executive compensation are to motivate our executives to maximize stockholder value, provide compensation that varies based on performance, and attract and retain managerial talent, without promoting unreasonable risk-taking. To achieve these goals, our executive compensation structure emphasizes performance-based compensation, including annual incentive compensation and stock-based awards.

We urge stockholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative following the Compensation Discussion and Analysis, which provide detailed information on the compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders.

This advisory Say-on-Pay vote is non-binding; however, our Board of Directors and Compensation Committee will review and consider the voting results carefully when making future decisions regarding our executive compensation programs.

The Board of Director currently has a policy of providing for annual “Say-on-Pay” advisory votes. After this 2025 Annual Meeting, our next Say-on-Pay vote is expected to occur at our 2026 Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR the approval of our executive compensation on an advisory basis.

32

Proposal No. 4
Approval of Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law

Our Board of Directors has unanimously adopted and declared advisable and in the best interests of the Company and its stockholders, and resolved to recommend to the Company’s stockholders that they approve and adopt, an amendment to Article X of the Restated Certificate of Incorporation, as amended, of the Company (the “Certificate”) to provide for the elimination of monetary liability of certain officers of the company in certain limited circumstances (the “Proposed Amendment”). The current exculpation protections available to the directors remain unchanged as a result of the Proposed Amendment. The following description is a summary only and is qualified in its entirety by reference to Appendix B to this proxy statement, which marks those changes specifically.2

Purpose and Effect of the Proposed Amendment

Pursuant to and consistent with Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), Article X of the Certificate already eliminates the monetary liability of directors in accordance with the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit companies to include in their certificates of incorporation limitations of monetary liability of certain officers (such officers from time to time specified in Section 102(b)(7) of the DGCL, the “covered officers”). Consistent with Section 102(b)(7) of the DGCL, the Proposed Amendment would only permit limiting the liability of covered officers for breaches of the fiduciary duty of care for direct claims. Like the provision limiting the liability of directors, the Proposed Amendment does not permit the elimination of liability of covered officers for:

●	any breach of the duty of loyalty to the company or its stockholders;

●	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or

●	any transaction from which the officer derived an improper personal benefit.

[2]	Additions to the Certificate are indicated by underlining, in blue

33

In addition, the Proposed Amendment does not permit the limitation of liability of certain claims brought by the Company itself and claims brought by stockholders in the name of the Company, such as derivative claims. These limitations on exculpation of covered officers are incorporated into Article X by specifically providing that “[t]o the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, [a] director or officer of the corporation shall not be liable to the corporation or its stockholders monetary damages for breaches of fiduciary duty as a director or officer” (emphasis added). Notwithstanding the foregoing, consistent with the language for exculpation of directors currently included in Article X of the Certificate, the Proposed Amendment also provides that if, at any time after it becomes effective, the DGCL is amended to authorize any further elimination or limitation of the personal liability of a corporation’s officers (including any change in the roles deemed to be covered officers for purposes of Section 102(b)(7) of the DGCL), then such liability shall automatically be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, with respect to the Company’s covered officers (including with respect to any role newly deemed to be a covered officer for purposes of Section 102(b)(7)).

Our Board of Directors believes that it is important to extend exculpation protection to covered officers, to the fullest extent permitted by DGCL, in order to better position the company to attract and retain qualified and experienced officers. In the absence of such protection, such individuals might be deterred from serving as officers, due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. The nature of covered officers’ roles often requires them to make decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of lawsuits that seek to impose liability with the benefit of hindsight. Aligning the protections available to the Company’s covered officers with those available to the Company’s directors (which provides exculpation to the fullest extent such protections are available under the DGCL, as it exists now or may be amended in the future) would empower covered officers to exercise their business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability.

Effectiveness and Vote Required

The Company’s covered officers will receive the protections from liability afforded by the Proposed Amendment effective upon the company filing the Certificate of Amendment setting forth the Proposed Amendment with the Delaware Secretary of State. In addition, if the stockholders approve the Proposed Amendment and the Certificate of Amendment setting forth the Proposed Amendment is filed with the Delaware Secretary of State, we intend to file a Restated Certificate of Incorporation to integrate the Certificate and the Proposed Amendment (if approved) into a single document. Our Board of Directors reserves the right to elect to abandon the Proposed Amendment at any time before it becomes effective even if it is approved by the stockholders. If the Board were to exercise such discretion, we will publicly disclose that fact, and our covered officers will not be subject to the foregoing exculpation protections. If our stockholders do not approve the Proposed Amendment, Article X will remain unchanged, our covered officers will not be entitled to exculpation under the DGCL, and a Certificate of Amendment setting forth the Proposed Amendment will not be filed with the Delaware Secretary of State.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Proposed Amendment. Abstentions and broker non-votes, if any, will have the effect of a vote against the Proposed Amendment.

Our Board unanimously recommends that you vote “FOR” the Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law.

34

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 8, 2025 (unless indicated otherwise below) for:

●	Each person known to us to beneficially own 5% or more of the outstanding shares of our common stock;

●	Each member of our board of directors and director nominees;

●	Each of our named executive officers; and

●	The members of our board of directors and our executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership in the following table is based on 59,042,917 shares of common stock outstanding as of April 8, 2025, unless otherwise indicated in the footnotes below. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of April 8, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SolarEdge Technologies, Inc., 1 HaMada Street, Herziliya Pituach 4673335, Israel.

	Shares Beneficially Owned
Name of Beneficial Owner 5% Stockholders:	Shares	%
BlackRock, Inc. (1)	8,996,578	15.2%
Grantham, Mayo, Van Otterloo & Co. LLC (2)	4,953,698	8.4%
The Vanguard Group (3)	3,188,132	5.4%
Jane Street Group, LLC (4)	3,090,717	5.2%
Susquehanna Investment Group (5)	3,035,809	5.1%
Directors, Director Nominees and Named Executive Officers:
Zvi Lando (6)	117,484	*
Yehoshua Shuki Nir (7)	31,046	*
Ronen Faier (8)	126,630	*
Ariel Porat (9)	2,623	*
Rachel Prishkolnik (10)	18,600	*
Uri Bechor (11)	49,384	*
Yoram Tietz (12)	7,426	*
Nadav Zafrir (13)	13,484	*
Gilad Almogy (14)	5,044	*
Avery More (15)	274,478	*
Guy Gecht (16)	5,973	*
Betsy Atkins (17)	6,606	*
Dana Gross (18)	5,228	*
Dirk Hoke (19)	5,911	*
Asaf Alperovitz	0	*
Daniel Huber (20)	14,306	*
All directors and executive officers as a group (13 individuals) (21)	418,886	*

35

*Represents beneficial ownership of less than 1%.

(1)	Based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc., on November 12, 2024. The Schedule 13G/A contains information as of September 30, 2024. BlackRock, Inc. reports having sole dispositive power over 8,078,597 shares and sole voting power over 7,827,537 shares. The address of the reporting persons is 50 Hudson Yards, New York, NY 10001.
(2)	Based solely on a Schedule 13G/A filed with the SEC by Grantham, Mayo, Van Otterloo & Co. LLC, on February 13, 2025. The Schedule 13G/A contains information as of December 31, 2024. Grantham, Mayo, Van Otterloo & Co. LLC reports having sole dispositive power and sole voting power over all 4,953,698 shares. The address of the reporting persons is 53 State Street, Suite 3300, Boston, MA, 02109.
(3)	Based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group, on November 12, 2024. The Schedule 13G/A contains information as of September 30, 2024. The Vanguard Group reports having sole dispositive power over 3,113,924 shares, shared dispositive power over 74,208 shares, sole voting power over 0 shares, and shared voting power over 11,803 shares. The address of the reporting persons is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Based solely on a Schedule 13G filed with the SEC by Jane Street Group, LLC, Jane Street Capital, LLC, Jane Street Options, LLC and Jane Street Global Trading, LLC on February 14, 2025. The Schedule 13G contains information as of December 31, 2024. Jane Street Group, LLC reports having sole dispositive power over 0 shares, shared dispositive power over 3,090,717 shares, sole voting power over 0 shares, and shared voting power over 3,090,717 shares. Jane Street Capital, LLC reports having sole dispositive power over 0 shares, shared dispositive power over 176,684 shares, sole voting power over 0 shares, and shared voting power over 176,684 shares. Jane Street Options, LLC reports having sole dispositive power over 0 shares, shared dispositive power over 458,100 shares, sole voting power over 0 shares, and shared voting power over 458,100 shares. Jane Street Global Trading, LLC reports having sole dispositive power over 0 shares, shared dispositive power over 2,455,933 shares, sole voting power over 0 shares, and shared voting power over 2,455,933 shares. The address of the reporting persons is 250 Vesey Street, 6th Floor, New York, NY 10281.
(5)	Based solely on a Schedule 13G filed with the SEC by Susquehanna Investment Group and Susquehanna Securities, LLC on February 13, 2025. The Schedule 13G contains information as of December 31, 2024. Susquehanna Investment Group reports having sole dispositive power over 1,600 shares, shared dispositive power over 3,035,809 shares, sole voting power over 1,600 shares, and shared voting power over 3,035,809 shares. Susquehanna Securities, LLC reports having sole dispositive power over 3,034,209 shares, shared dispositive power over 3,035,809 shares, sole voting power over 3,034,209 shares, and shared voting power over 3,035,809 shares. The address of the reporting persons is 401 E. City Avenue, Suite 220, Bala Cynwyd, PA 19004
(6)	Consists of 58,317 shares of common stock beneficially owned by Mr. Lando, 2,869 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025, and 56,298 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2025. Mr. Lando., our former CEO and director was no longer an Executive officer of the Company after August 26, 2024.
(7)	Consists of 31,046 shares of common stock issuable upon settlement of restricted stock units, owned by Mr. Nir, our CEO, which will vest and settle within 60 days of April 8, 2025
(8)	Consists of 75,211 shares of common stock beneficially owned by Mr. Faier, 1,136 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025, and 50,283 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2025. Mr. Faier, our former CFO and Interim CEO was no longer an Executive officer of the Company after December 4, 2024.
(9)	Consists of 90 shares of common stock beneficially owned by Mr. Porat, and 2,533 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025 and 4,767 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2024.
(10)	Consists of 12,700 shares of common stock beneficially owned by Ms. Prishkolnik, 790 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025, and 5,110 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2025. Ms. Prishkolnik, our former VP General Counsel and Corporate Secretary was no longer an Executive officer of the Company after December 31, 2024.
(11)	Consists of 31,964 shares of common stock beneficially owned by Mr. Bechor, 11,169 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025, and 6,251 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2025.
(12)	Consists of 2,507 shares of common stock beneficially owned by Mr. Tietz, and 4,919 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025.
(13)	Consists of 7,515 shares of common stock beneficially owned by Mr. Zafrir, and 5,969 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025.
(14)	Consists of 125 shares of common stock beneficially owned by Mr. Almogy, and 4,919 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025.
(15)	Consists of 169,746 shares of common stock beneficially owned by Avery More, 11,032 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025, 50,000 shares held by More CRUT (More Charitable Remainder Unitrust), 40,000 shares held by More Family 2020 DT Investment LLC, 1,000 shares held by More Generations Trust, 1,000 shares held by Yaron Generations Trust and 1,700 shares held by Avery More's wife, Jerralyn Smith More, as to which Avery More disclaims any ownership interest.
(16)	Consists of 5,973 shares of common stock beneficially owned by Mr. Gecht. issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025.
(17)	Consists of 2,620 shares of common stock beneficially owned by Ms. Atkins, and 3,986 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025.
(18)	Consists of 1,242 shares of common stock beneficially owned by Ms. Gross, and 3,986 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025.
(19)
Consists of 1,761 shares of common stock beneficially owned by Mr. Hoke, and, 4,150 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025.

(20)
Consists of 10,705 shares of common stock beneficially owned by Mr. Huber, and, 3,601 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025.

(21)	Consists of 320,214 shares of common stock, 89,133 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2025, and 6,251 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2025.

36

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2024, about shares of common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)(2)	(c)(3)
Equity compensation plans approved by security holders	4,013,020	$5.86	14,180,213
Equity compensation plans not approved by security holders	-	-	-
Total	4,013,020	$5.86	14,180,213

(1)	Includes 4,011,020 shares of common stock issuable upon exercise or vesting, as applicable, of stock awards outstanding under the Company’s 2015 Global Incentive Plan and 2,000 shares of common stock issuable upon exercise of options outstanding under the Company’s 2007 Global Incentive Plan.
(2)	Reflects the weighted average exercise price of outstanding options under the Company’s 2007 Global Incentive Plan and 2015 Global Incentive Plan. Stock awards other than options reflected in column (a) are not reflected in this column as they do not have an exercise price.
(3)	Includes 11,340,502 shares of common stock available for future issuance under the Company’s 2015 Global Incentive Plan and 2,839,711 shares of common stock available for future issuance under the Company’s Employee Stock Purchase Plan. The amounts in this column do not include 2,939,024 and 487,643 shares that were added to our 2015 Global Incentive Plan and our Employee Stock Purchase Plan, respectively, on January 1, 2025 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year until January 1, 2025. Under the 2015 Global Incentive Plan, such increase is equal to 5% of our outstanding shares as of the preceding December 31 (or such lesser amount as approved by the Board) and under the Employee Stock Purchase Plan, such increase is equal to the lesser of 1% of our outstanding shares as of the preceding December 31 and 487,643 (or such lesser amount as approved by the Board). Upon consummation of our initial public offering, the Company’s 2007 Global Incentive Plan was terminated and no further awards can be granted under this plan.

Employee Stock Purchase Plan

We have adopted an employee stock purchase plan (“ESPP”), pursuant to which our eligible employees and eligible employees of our subsidiaries may elect to have payroll deductions made during the offering period in an amount not exceeding 15% of the compensation which the employees receive on each pay day during the offering period. In the second quarter of calendar 2016, we started granting eligible employees the right to purchase our common stock under the ESPP. As of December 31, 2024, a total of 4,638,023 shares were reserved for issuance under the ESPP.

37

Executive Officers

Biographical information for the executive officers of the Company is set forth below. Biographical information for Mr. Nir can be found under “Election of Directors” on page 5.

Asaf Alperovitz	Other Current Public Boards: None.
Age: 56

Mr. Alperovitz serves as SolarEdge’s CFO, since his appointment on March 3, 2025.

Mr. Alperovitz served as the CFO of Delta Galil, from 2019 to 2024, a global high-tech apparel company. Prior to Delta Galil, he held CEO and CFO positions at NASDAQ, NYSE and TASE listed companies, including Syneron Medical, Omrix Pharmaceuticals (acquired by J&J), Tefron and Allmed Solutions. He also previously held senior management roles at Ernst &Young. Throughout his career, Mr. Alperovitz has led multiple IPOs, secondary offerings, M&A deals, and strategic transformations.

He holds a BA in Accounting & Economics and an MBA from Tel-Aviv University.

Uri Bechor
Age: 54

Other Current Public Boards: None

Mr. Bechor joined SolarEdge in 2019 as our Chief Operating Officer. Prior to joining SolarEdge, Mr. Bechor was at Flex Ltd., a multinational electronics contract manufacturer for 22 years where he served as Senior Vice President, Global Operations, Europe and the Americas and General Manager at Flex International Ltd. Mr. Bechor, in his previous position, oversaw more than forty manufacturing sites and was responsible for revenues of more than $10 billion.

Daniel Huber
Age: 43

Other Current Public Boards: None

Mr. Daniel Huber joined SolarEdge in 2010 and currently serves as our Chief Revenue Officer, a position that he held since May 2023.

Prior to his current position, Mr. Huber held various executive sales and business management positions in SolarEdge, with the latest being VP and General Manager between 2019 and May 2023 for the SolarEdge Rest of the World Division and VP and General Manager, Australia and Japan between 2016 and 2019.Prior to joining SolarEdge, in Baccini Cell Systems, a division in the Applied Materials Solar Business Group.
Mr. Huber Holds a B.Sc. in Industrial Engineering & Management, from Tel Aviv University.

38

Executive Compensation

Compensation Discussion and Analysis

We invest our resources to grow our business both organically and non-organically in a manner that we believe will increase stockholder value. Our Compensation Committee oversees our compensation guidelines and practices in order to attract new talent, support and reward the achievement of our financial goals and promote the attainment of other key business objectives.

Company Named Executive Officers

Our NEOs for the year ended December 31, 2024, are:

●	Yehoshua Shuki Nir, our Chief Executive Officer and Director(1);
●	Zvi Lando, our former Chief Executive Officer and former Director(2);
●	Ronen Faier, our former Chief Financial Officer and former Interim Chief Executive Officer(3);
●	Ariel Porat, our former Chief Financial Officer until March 3, 2025(4);
●	Uri Bechor, our Chief Operations Officer; and
●	Rachel Prishkolnik, our Former Vice President, General Counsel and Corporate Secretary(5).

(1)	Mr. Nir was originally hired as our Chief Marketing Officer on June 15, 2024. On December 4, 2024, he was appointed as Chief Executive Officer and a member of the Board.
(2)	Mr. Lando served as Chief Executive Officer until August 26, 2024 and as a member of the Board until December 4, 2024. He remains employed as a Special Advisor until May 31, 2025.
(3)	On August 26, 2024, Mr. Faier transitioned from his role as Chief Financial Officer to Interim Chief Executive Officer to succeed Mr. Lando. Following Mr. Nir’s appointed as Chief Executive Officer on December 4, 2024, Mr. Faier continues to provide services as a Special Advisor until June 4, 2025.
(4)	Mr. Porat was originally hired on June 1, 2024 as our Senior Vice President, Finance. On August 26, 2024, he was appointed to as Chief Financial Officer and was subsequently succeeded by Asaf Alperovitz on March 3, 2025. Mr. Porat will continue to remain employed in a non-executive role until September 2, 2025.
(5)	Ms. Prishkolnik retired from her position on December 31, 2024. She will continue to be employed in a non-executive role until August 31, 2025.

39

Compensation Strategy

The main objectives of our executive pay-for-performance compensation program are to:

●	promote stockholder interests by aligning compensation with our business objectives, including by introducing long term incentives with long term performance goals;
●	provide competitive compensation that varies based on performance and drives employee performance and engagement; and
●	attract and retain managerial talent, without promoting unreasonable risk-taking.

These guiding principles apply to all of our executive pay practices discussed. Achievement of the minimum financial parameters set forth in our annual cash incentive compensation plan is required before any compensation is payable under the plan. Specifically, for 2024, because the overall achievement of the financial measures in the bonus plan were below the minimum threshold, no bonuses were paid to our named executive officers (“NEOs”).

Compensation Objectives and Guiding Principles

The primary objectives of our senior executive compensation program are as follows:

●	Pay for Performance: During 2024, our compensation programs furthered our pay for performance philosophy by aligning the compensation of our NEOs with the company’s performance. The Compensation Committee determined two financial goals—Revenues and Non-GAAP Operating Income (Loss)—would constitute 100% of each NEO’s 2024 annual cash incentive plan opportunity. Additionally, the final three-year tranche of the 2022 PSUs were not earned as our relative total stockholder return (TSR) performance was below threshold.
●	Alignment of Interests: We seek to align the interests of our senior executives with those of our stockholders through a heavy emphasis on equity-based awards and robust stock ownership guidelines. In 2024, 50% of each NEO’s annual equity award was granted in the form of PSUs tied to total stockholder return measured based on the performance of the Company’s stock price over three years versus the companies that constitute the S&P 500 Index and 50% was granted in the form of time-based RSUs which vest only if the executive remains employed by the Company over a four-year period. In addition, certain NEOs received sign-on and retention equity awards that required a mix of continued employment throughout four-year vesting periods and an achievement of certain stock price goals.
●	Attraction, Motivation, and Retention of Talent: Our senior executive compensation programs are designed to help us attract, motivate, and retain key management talent who drive profitability and the creation of stockholder value.

40

Compensation Governance Highlights

In addition to aligning pay with performance of the Company, our executive compensation program is intended to be consistent with corporate governance best practices. This is demonstrated by the following elements in our executive officer compensation arrangements:

●	robust stock ownership and holding guidelines for executive officers and directors;
●	prohibition applicable to all directors and employees against engaging in any hedging or pledging transactions or comparable transactions;
●	use of objective performance criteria in our incentive plans;
●	advice from independent compensation consultants retained by the Compensation Committee;
●	no specific retirement benefit plans designed solely for senior executives or entitlements such as executive benefits and perquisites, tax gross-ups, etc.; and
●	a significant portion of each NEO’s annual equity award is subject to our 3-year relative total stockholder (TSR) performance and other performance-based equity awards granted during 2024 are subject to stock price hurdles requiring substantial improvement in our stock price performance.

41

2024 Total Target Compensation

For 2024, approximately 87% of Mr. Lando’s (our CEO at the beginning of the year, until August 26, 2024) target total direct compensation and 80% of the target total direct compensation, on average, for our other NEOs who were serving at the beginning of the year (Mr. Faier, Mr. Bechor and Ms. Prishkolnik) was “at-risk”, meaning that it was contingent upon the achievement performance goals or subject to time-based vesting requirements. Target total direct compensation for this purpose consists of base salary, target annual incentive opportunity and target annual long-term equity incentive opportunity, and it does not include any sign-on or retention awards.

Base Salary
Cash Incentive Compensation
Long-Term Incentive
13%
16%
CEO
71%
Variable at risk – 87%

Base Salary
Cash Incentive Compensation
Long-Term Incentive
20%
NEO
14%
66%
Variable at risk – 80%

42

2024 Executive Transitions and Compensation

During 2024 as part of our transition plan, we made significant changes to our executive team to navigate the Company through its recent challenges and realize its position as a global leader in renewable energy solutions,. These transitions included the resignation of Zvi Lando as Chief Executive officer, and the commencement of our search for a new CEO with the support of a leading global executive search firm. Our plan also led to the appointments of Shuki Nir as Chief Marketing Officer and subsequently as Chief Executive Officer and of Ariel Porat as Senior Vice President, Finance and subsequently as Chief Financial Officer. As a result of these changes, Ronen Faier also served as our Interim Chief Executive Officer for a portion of 2024. The table below summarizes the compensation arrangements negotiated in connection with these appointments, including sign-on equity awards which were intended to encourage employee retention and long-term investment in the Company.

	Shuki Nir		Ariel Porat	Ronen Faier
Role	Chief Marketing Officer	Chief Executive Officer	Chief Financial Officer	Interim Chief Executive Officer
Annual Base Salary (NIS)	1,752,000	2,643,180	1,860,000	2,592,000
Target Annual Cash Incentive	75% of Base Salary	100% of Base Salary	80% of Base Salary	100% of Base Salary
Sign-On Equity Awards	88,715 RSUs that vest as to 25% on May 31, 2025 and quarterly thereafter through May 31, 2028

106,683 PSUs, subject to achievement of stock price hurdles of $40 (for 35,561 PSUs), $70 (for 35,561 PSUs) and $100 (for 35,561 PSUs)

28,450 RSUs that vest as to 25% on February 28, 2026 and quarterly thereafter through February 28, 2029

			56,455 RSUs that vest as to 25% on August 31, 2025 and quarterly thereafter through August 31, 2028	15,000 PSUs, subject to achievement of a stock price hurdle of $50 during a two-year performance period 50,000 RSUs that vest on August 26, 2025

43

Elements of Compensation

The following table describes each element of our senior executive compensation program and how these elements help us to achieve our compensation objectives:

Compensation Element	Form	Objective	Rationale / Key Characteristics
Base Salary	Cash	Attraction Retention

●   Fixed compensation.

●   Intended to be commensurate with each senior executive’s position and level of responsibility.

●   Evaluated annually or as necessary in response to organizational/business changes, individual performance, market data, etc., but not automatically increased.

Annual Cash Incentive	Cash	Performance Alignment of Interests Motivation

●   Tied to and contingent upon the Company’s Revenue and Non-GAAP Operating Income (Loss) performance against goals established at the beginning of the calendar year by the Compensation Committee.

●   Designed to reward achievement with respect to challenging annual performance goals that we consider important contributors to stockholder value.

●   The Compensation Committee approves annual cash incentive payouts based on the level of achievement with respect to these pre-established goals, with threshold performance resulting in a payout at 50% of target and maximum performance resulting in a payout at 200% of target.

Long-Term Incentives	Annual PSUs: 50%	Performance Alignment of Interests Motivation Retention

●   Based on the Company’s TSR ranking relative to the S&P 500 index constituents over a three-year period, with a maximum payout at 150% of target

●   2024 annual PSUs, to the extent earned, vest after completion of the three-year performance period

	Annual RSUs: 50% Sign-On RSUs	Alignment of Interests Retention Motivation

●   Variable compensation designed to align and retain key senior executives through the term of the awards

●   Annual RSUs vest quarterly over four years

●   Sign-on RSUs vest as to 25% on the initial vesting date and quarterly over the following the three years

	Sign-On and Retention PSUs	Performance Alignment of Interests Motivation Retention

●   Vest based on absolute stock price performance requiring significant appreciation from the Company’s stock price on the applicable grant dates.

●   Performance periods range from two to three years, with any earned PSUs vested upon achievement of the stock price threshold

Other Compensation and Benefits	N/A	Attraction Retention	● NEOs receive benefits that are generally available to all salaried employees in Israel, where the NEOs are located. This includes contributions to an education fund and to a fund known as Manager’s Insurance, which provides a combination of retirement plan, insurance, and severance pay benefits to Israeli employees.
Change-in-Control Arrangements	Equity	Alignment of Interests Attraction Retention

●   Each of our NEOs has a clause in his or her employment agreement that entitles the NEO to immediate vesting of equity in the event of a qualifying termination within one year following a change in control (“double-trigger” equity vesting).

●   Aligns management with stockholder interests in the face of events that may result in a change-in-control and not with potential individual implications of any such events.

●   Reasonable change-in-control protections are necessary in order for us to attract and retain qualified employees.

●   We periodically review the necessity and design of our senior executive severance and change-in-control arrangements.

44

Implementing Compensation Objectives

Determining Compensation

In making compensation decisions, we review the performance of the Company and each senior executive. We also consider the senior executive’s level of responsibility, the importance of the senior executive’s role in achieving our corporate objectives, and the senior executive’s long-term potential, while taking into account his or her current target compensation, value of outstanding equity awards, and stock ownership levels, and our stock selling restrictions for senior executives. Finally, we weigh competitive practices, relevant business and organizational changes, retention needs, and internal pay equity.

Role of Compensation Committee and Management

The Compensation Committee has primary responsibility for overseeing the design and implementation of our senior executive compensation programs. The Compensation Committee, with input from the other independent directors, evaluates the performance of the CEO. The Compensation Committee then recommends CEO compensation to the independent directors for approval. The CEO and the Compensation Committee together review the performance of our other senior executives, and the Compensation Committee determines their compensation based on recommendations from the CEO. The executives do not play a role in their own individual compensation determinations. The Committee determines incentive program design and other executive compensation policies and practices based in part on the CEO’s recommendations and other relevant data provided by management and FW Cook. On November 11, 2024, Dana Gross was appointed as the chairperson of our Compensation Committee.

Role of Compensation Consultants

With respect to decisions for 2024 target compensation of the NEOs, competitive review of senior executive and non-employee director compensation programs and peer group review for 2024, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to review market trends and advise the Compensation Committee, including review of Company-wide burn rate and other aggregate LTI grant practices. FW Cook is the sole compensation consultant for the Compensation Committee and did not provide additional services outside of advising us on the amount and form of executive and director compensation.

Our Compensation Committee has concluded that no conflicts of interest exist with respect to FW Cook’s provision of services after considering the following six factors: (i) the provision of other services to us by FW Cook; (ii) the amount of fees FW Cook received from us as a percentage of its total revenue; (iii) the policies and procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the FW Cook consultants with a member of the Compensation Committee; (v) any of our stock owned by the FW Cook consultants; and (vi) any business or personal relationship of the FW Cook consultants or FW Cook with any of our executive officers.

The Compensation Committee is directly responsible for the appointment, compensation, and oversight of FW Cook. FW Cook reported directly to the Compensation Committee, although the Compensation Committee instructed FW Cook to work with management to compile information and to gain an understanding of the Company and any Company-related issues for consideration by the Compensation Committee, including market trends.

45

Compensation Peer Group

In order to attract, retain, and motivate the best management talent, we believe that we must provide a target compensation opportunity that is competitive relative to our peers. Therefore, the Compensation Committee considers practices of specific companies that we identified as our peers for executive compensation in 2024 (the “2024 Peer Group”), as well as survey data.

Prior to the start of each new year, the Compensation Committee reviews the peer group with FW Cook, and makes changes, as appropriate, with an aim that it continues to appropriately reflect the Company’s size, industry, and scope of operations when considering the appropriate compensation for our executives.

In the third quarter of 2023, FW Cook reviewed our peer group and recommended removing two peers (Cognex and Silicon Laboratories) that fell below 0.3x of our trailing four quarter revenue at the time, leaving only 14 continuing peers. A comprehensive search for additional peers was performed which focused primarily on broad industry, revenue, and market capitalization relevance, with an aim toward increasing the number of peers and bringing our revenue and market capitalization closer to the peer median at the time. As a result, we added 11 new peers. This peer group was used to inform 2024 compensation decision and was comprised of the following 25 companies (the “2024 Peer Group”):

2024 Peer Group:

●	Amkor Technology, Inc.*	●	Entegris, Inc.	●	Monolithic Power Systems, Inc.

●	ANSYS, Inc.	●	First Solar, Inc.	●	PTC, Inc.*

●	Arista Networks, Inc.	●	Generac Holdings, Inc.	●	Qorvo, Inc.*

●	Cadence Design Systems, Inc.	●	HEICO Corp	●	Sensata Technologies Holding plc*

●	Ciena Corporation*	●	IDEX Corp	●	Skyworks Solutions, Inc.

●	Coherent Corp*	●	ITT, Inc.*	●	Teradyne, Inc.

●	Curtiss-Wright Corp	●	Juniper Networks, Inc.*	●	Vertiv Holdings Co*

●	Diodes Incorporated*	●	Lincoln Electric Holdings, Inc.*

●	Enphase Energy, Inc.	●	MKS Instruments, Inc.

*New peer for 2024 Peer Group, added in late Summer 2023

In September 2024, FW Cook performed a review of the Peer Group prior to performing a market study to inform 2025 compensation decisions. Due to the decline in our revenue and market capitalization since the peer group review in 2023 and following a comprehensive search for additional peers which focused primarily on broad industry, revenue, and market capitalization relevance, FW Cook recommended that 16 of the largest peers be removed and 14 new peers be added. The Compensation Committee approved FW Cook’s recommendations in recognition that the 2024 Peer Group would no longer provide relevant compensation benchmarks given SolarEdge’s reduced financial size. The 14 new peers had trailing four quarter revenue at the time ranging from $805 million to $3.5 billion and had market capitalization ranging from $1.1 billion to $3.9 billion (measured as a trailing 12-month average through September 17, 2024). The peer group restructuring resulted in a 48% reduction in median trailing four quarter revenue and a 76% reduction in the median trailing 12-month average market capitalization through September 17, 2024, in each case, compared to the 2024 Peer Group. Our 2024 analyst consensus revenue at the time the peer group was reviewed was $1.07 billion, which was positioned between the 25th percentile and the median of the new peer group’s trailing four quarter revenue. Our trailing 12-month average market capitalization through September 17, 2024 was $3.6 billion, which was positioned at the 49th percentile of the new group. This revised peer group was used to inform 2025 compensation decisions and the establishment of Mr. Nir’s compensation in connection with his appointment as Chief Executive Officer and was comprised of the following companies (the “2025 Peer Group”):

46

2025 Peer Group:

●	Advanced Energy Industries, Inc.*	●	Fluence Energy, Inc.*	●	Rogers Corporation*

●	Array Technologies, Inc.*	●	Generac Holdings Inc.	●	Semtech Corporation*

●	Ciena Corporation	●	Ichor Holdings, Ltd.*	●	Sensata Technologies Holding plc

●	Coherent Corp.	●	Infinera Corporation*	●	Sunrun Inc.*

●	Curtiss-Wright Corporation	●	Itron, Inc.*	●	Synaptics Incorporated*

●	Diodes Incorporated	●	ITT Inc.	●	Ultra Clean Holdings, Inc.*

●	EnerSys*	●	MKS Instruments, Inc.	●	Wolfspeed, Inc.*

●	Enphase Energy, Inc	●	Photronics, Inc.*

*New peer for 2025 Peer Group, added in September 2024

2024 Pay Positioning

After reviewing the market data described above, the Compensation Committee determined the approximate range within which to target total direct compensation (the sum of base salary, target annual incentive, and the target value of long-term incentives) for our senior executives for 2024. Within that range, we incorporated flexibility to respond to and adjust for the evolving business environment and our specific hiring and retention needs.

In general, for 2024, the Compensation Committee maintained base salaries and short-term incentive target opportunities for our senior executives, including the NEOs, below the median market benchmarks. The 2024 long-term incentive awards, which were granted in January 2024, were set at or below the median (note that additional off-cycle equity awards were granted in September 2024 to certain NEOs in connection with the CEO transition and additional efforts required to navigate our business challenges at the time, as described in greater detail further in this document). Individual levels took into account the Compensation Committee’s overall subjective evaluation of individual performance, senior executive responsibilities relative to benchmark position responsibilities, and individual skill set and experience.

Results of 2024 Advisory Vote to Approve Executive Compensation

At our 2024 annual meeting of stockholders, 77.1% of the votes cast were in favor of our advisory resolution regarding the compensation of our NEOs. Our Board and Compensation Committee consider the results of the Company’s say-on-pay vote as one of several inputs in determining our stockholder engagement strategy for the following year. In response to the decline in support of our executive compensation program, and at the recommendation of Mr. Lando (who was serving as Chief Executive Officer at such time), the Compensation Committee approved a 20% reduction in the base salary of Mr. Lando and a 10% reduction in the base salaries of his then-serving direct reports. Although executive compensation was included in our 2024 stockholder engagement outreach, our stockholders did not provide any widely supported suggestions or requests for changes to our executive compensation program.

47

Compensation-Related Governance Policies

Equity Grant Practices

The Compensation Committee generally approves the annual equity awards for the Company’s executive officers, including each of the NEOs, at its meeting in December of the previous year, with a grant date to be effective in January before the filing of the Company's Annual Report on Form 10-K for the prior fiscal year. The Compensation Committee generally also approves initial grants, for other employees, once a quarter, on the last calendar month of each quarter. In special circumstances, including the hiring or promotion of an individual or where the Compensation Committee determines it is in the Company’s best interest, the Compensation Committee may approve grants to be effective at other times. Employees may also enroll to purchase shares of the Company’s common stock under the terms of the ESPP. The Company may change its equity grant practices in the future. The Company did not grant any stock option awards in 2024. In 2024, the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Clawback Policy

We maintain a Clawback Policy that complies with the requirements of Exchange Act Rule 10D-1. The Clawback Policy provides that, in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee shall take all necessary steps, unless determined to be financially impracticable, to cancel all or any portion of any outstanding incentive compensation, including annual bonuses and other short- and long-term cash, equity and equity-based incentive awards, which is in excess of the compensation the Company’s current and former executive officers (as determined by the Board in accordance with Rule 10D-1 promulgated under the Exchange Act and Nasdaq listing standards) would have earned for the relevant fiscal period(s) had the accounting restatement not occurred.

Stock Ownership and Holding Guidelines

The Company’s board of directors has adopted Stock Ownership and Holding Guidelines that apply to the Company’s board of directors, the CEO, and the executive officers, including the NEOs. The current guidelines require the CEO to attain and maintain ownership of stock equal to four times his annualized base salary and require all other members of the CEO’s executive team to maintain ownership of stock equal to two times their annualized base salary. Non-employee members of the Board are required to attain and maintain ownership of stock equal to five times their cash retainer.

“Stock Ownership” can include the following, whether owned directly by, or held in trust for the benefit of, the executive or non-employee director or any member of his or her immediate family:

1.	Common stock of the Company, except to the extent such stock is subject to vesting conditions other than conditions based solely on the passage of time.
2.	Company stock units or similar stock rights granted under the Company’s equity awards which are to be settled in shares of common stock, except to the extent such stock units or rights are subject to vesting conditions other than conditions based solely on the passage of time.

Unexercised stock options, whether vested or unvested, and unearned performance-based awards do not count towards the guidelines. Executives and directors who are covered by the policy are required to hold 50% of the “net profit shares” resulting from stock option exercises and/or vesting of other stock-based awards until they reach their applicable stock ownership level. “Net profit shares” refers to the number of shares actually held by an executive or director following a vesting or exercise event after covering withholding tax requirements and/or the costs of purchasing common stock.

Once covered by the stock ownership policy, executives and members of the Board are expected to continuously accumulate qualifying equity until they meet the minimum stock ownership requirement. Once an individual has achieved the required stock ownership level, he/she must maintain stock ownership at or above the required level. As of the Record Date, all the executives and directors subject to this policy have met the requisite ownership guideline or are in compliance with the holding requirement under the policy.

48

Compensation of the Named Executive Officers

In determining target total direct compensation for our NEOs for 2024, the Compensation Committee reviewed independent market data as well as then-current pay levels of the Company’s senior executives, the Company’s pay philosophy and corporate performance, and the individual performance of the NEOs and other executive-specific factors such as criticality, tenure, and skill set relative to external marketplace.

For a discussion of the Company’s performance for the year ended December 31, 2024, see “Proxy Executive Summary-2024 Business Highlights and Link to Pay Decisions” above.

Base Salary

The base salaries for our NEOs in New Israeli Shekel (NIS), since our NEOs are located in Israel and their salaries are paid in NIS. In January 2024, the Compensation Committee approved the 2024 base salaries, effective as of January 1, 2024, for each NEO who were serving at such time, which reflected no change to the 2023 base salaries other than for Mr. Lando. At his recommendation, Mr. Lando’s base salary was reduced by 20% to 2,420,000 NIS for a six-month period (which was subsequently extended through December 31, 2024). In connection with their appointments in June 2024, the Compensation Committee approved the initial base salary of Mr. Nir (1,752,000 NIS) and Mr. Porat (1,860,000 NIS). Subsequently, in July 2024, upon recommendation of the affected NEOs, the Compensation Committee approved a 10% reduction in each NEO’s (other than Mr. Lando’s) base salary through December 31, 2024. In connection with his appointment as Interim Chief Executive Officer, Mr. Faier’s base salary was increased to 2,592,000 NIS on August 26, 2024. In connection with his appointment as Chief Executive Officer, Mr. Nir’s base salary was increased to 2,643,180 NIS on December 4, 2024. Mr. Porat’s base salary was not adjusted in connection with his appointment as Chief Financial Officer.

The following table sets forth the base salaries for the NEOs as of December 31, 2023 and December 31, 2024 and the aggregate percentage change:

Name	2023 Annual Base Salary (NIS)	2024 Annual Base Salary (NIS)	Aggregate Percentage Change
Shuki Nir	—	2,643,180	—
Zvi Lando	3,025,000	2,420,000	(20%)
Ronen Faier	1,865,000	2,592,000	39%
Ariel Porat	—	1,674,000	—
Uri Bechor	1,781,000	1,602,900	(10%)
Rachel Prishkolnik	1,569,000	1,412,100	(10%)

49

Annual Cash Incentive Compensation

 For 2024, each NEO was eligible to receive an annual cash incentive compensation payment based on achievement with respect to pre-established corporate performance goals. At the beginning of 2024 or in connection with their respective appointments, the following target annual cash incentive awards were established by the Compensation Committee, which are pro-rated for any NEOs who were not employed for all of 2024:

Name	2024 Target Annual Incentive Award (as a % of Base Salary)
Shuki Nir(1)	75%
Zvi Lando	125%
Ronen Faier(2)	80%
Ariel Porat	80%
Uri Bechor	80%
Rachel Prishkolnik	67%

(1)	Mr. Nir’s target annual incentive award opportunity for 2024 was not adjusted in connection with his appointment as Chief Executive Officer; however, his 2025 target annual incentive award was increased to 100% of his annual base salary.
(2)	Mr. Faier’s target annual incentive award opportunity for 2024 was increased to 100% in connection with his appointment as Interim Chief Executive Officer.

For all of the NEOs, any payments under the annual cash incentive compensation program are contingent upon the Company achieving threshold performance with respect to the performance measures. The table below sets forth the performance measures and targets approved by the Compensation Committee in March 2024, the actual performance of such measures and the resulting payout percentage.

Measure	Weight	Achievement Range			Actual Performance	Weighted Payout Percentage
		Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Revenues	50%	$1.32B (80% of target goal)	$1.65B	$1.98B (120% of target goal)	$0.9B	0%
Non-GAAP Operating Income (Loss)	50%	$(264M) (80% of target goal)	$(220M)	$(176M) (120% of target goal)	$(1.3M)	0%

Because threshold performance was not achieved under either performance measure for 2024, no annual cash incentive compensation was earned by the NEOs.

In connection with Mr. Faier’s appointment as Interim Chief Executive Officer, the Compensation Committee approved a new cash incentive opportunity with a target equal to 100% of his annual base salary for a performance period of September 1, 2024 through March 31, 2025, pro-rated if a permanent Chief Executive Officer was appointed prior to March 31, 2025. However, prior to finalizing the terms of such incentive award, the Compensation Committee determined not to provide such award, and no amount was earned with respect to such award.

50

In addition, in December 2024, the Compensation Committee approved a new retention cash incentive opportunity for each of Mr. Porat, Mr. Bechor and Ms. Prishkolnik with a target equal to 75% of their respective annual cash incentive compensation targets, as described above for a performance period of October 1, 2024 through March 31, 2025. However, prior to finalizing the terms of such incentive awards, the Compensation Committee determined not to provide such awards, and no amounts were earned with respect to such awards.

Equity Compensation

2024 Annual Equity Awards

The 2024 NEO equity awards granted at the beginning of the year were targeted to be 50% in PSUs and 50% in RSUs, each. The Company believes that this ratio supports a performance-based compensation program that aligns the NEOs’ interests with the interests of stockholders, and provides a balance between maximizing stockholder value (with PSUs tied to the TSR performance ranking of the Company, relative to the TSR of the companies that comprise the S&P 500 Index) and retention (with RSUs only become payable for continued employment over four years).

The following table sets forth the target annual equity award value for each NEO employed in January 2024:

Name	RSU Value ($)	Target PSU Value ($)	Total Target Annual Equity Value ($)
Zvi Lando	$2,275,000	$2,275,000	$4,550,000
Ronen Faier	$990,000	$990,000	$1,980,000
Uri Bechor	$990,000	$990,000	$1,980,000
Rachel Prishkolnik	$675,000	$675,000	$1,350,000

The 2024 RSUs vest in equal quarterly installments over a four-year period commencing on February 29, 2024 and ending February 29, 2028. The 2024 PSUs vest based on a three-year performance period (2024-2026), in accordance with the below chart, with linear interpolation applied for performance between each level below:

Performance Level	Relative TSR Performance (vs S&P 500 Index)	Payout Percentage
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	25%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

Performance of 2022 PSUs

The final 50% tranche of the PSUs granted in 2022 were eligible to vest based on the Company’s TSR for the period measured from January 1, 2022 to December 31, 2024 relative to the TSR of the S&P 500 Index. The Company’s TSR of negative 94.54% resulted in a positioning of 485 out of the S&P 500 companies, which was below threshold performance. As a result, no PSUs were earned for this tranche.

2024 Other Equity Awards

In connection with their appointments during 2024, Messrs. Nir, Porat, and Faier received additional sign-on equity awards in 2024, and Mr. Bechor received equity awards as a retention incentive:

●
In August 2024, Mr. Faier was granted (i) 15,000 PSUs that will become vested if the Company’s common stock trades at a 30-day successive stock price of $50 or more during a two-year performance period and (ii) 50,000 RSUs that vests in full on August 26, 2025. In accordance with their terms, these awards remained outstanding and will be settled (or eligible to be earned) on their original terms following the termination of Mr. Faier’s employment due to the appointment of Mr. Nir as the Company’s permanent Chief Executive Officer.

51

●	In September 2024, Mr. Porat was granted 56,455 RSUs that vest as to 25% on August 31, 2025 and quarterly thereafter over the following three years.
●	In September 2024, Mr. Nir was granted 88,715 RSUs that vest as to 25% on May 31, 2025 and quarterly thereafter over the following three years.
●	In December 2024, Mr. Nir was granted (i) 28,450 RSUs that vest as to 25% on February 28, 2026 and quarterly thereafter over the following three years and (ii) 106,683 PSUs which will vest during a three-year performance period ending December 5, 2027 based on a minimum of two years of employment and the 30-day successive average trading price of the Company’s common stock (the “30-Day Price”) as follows: (A) as to 33.3% when the 30-Day Price reaches $40 or more, (B) as to 33.3% when the 30-Day Price reaches $70 or more, and (C) as to 33.3% when the 30-Day Price reaches $100 or more.
●	As a retention incentive award, in December 2024, Mr. Bechor was granted (i) 120,000 RSUs that vest in equal quarterly installments over a four-year period commencing on November 30, 2024, and (ii) 90,000 PSUs that vest on the same terms as Mr. Nir’s award described above.

Other Compensation

Our NEOs receive benefits that we generally make available to all salaried employees in Israel, where the NEOs are located. These include contributions to an education fund and to a fund known as Manager’s Insurance, which provides for a combination of retirement plan, insurance, and severance pay benefits to Israeli employees. See the section below entitled “Executive Compensation Table Narrative-Employment Agreements” for more information. Executives do not receive any special perquisites not extended to other employees of the Company.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the Code) limits the deductibility of compensation to $1 million per year per person for certain of our executive officers, including our NEOs.

While our Compensation Committee considers the impact of this tax treatment, the primary factor influencing program design is the support of our business objectives. Generally, whether compensation will be deductible under Section 162(m) of the Code will be a consideration, but not the decisive consideration, with respect to our Compensation Committee’s compensation determinations. Accordingly, our Compensation Committee retains flexibility to structure our compensation programs in a manner that is not tax deductible in order to achieve a strategic result that our Compensation Committee determines to be more appropriate.

52

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management and its independent consultant the Compensation Discussion and Analysis above, and based on such reviews and discussions, recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee,

Dana Gross, Chairperson

Yoram Tietz

Betsy Atkins

53

 Compensation Risk

Our compensation programs are designed to balance risk and reward in relation to the Company’s overall business strategy. Management assessed, and the Compensation Committee reviewed, our senior executive and broad-based compensation and benefits programs. Based on this assessment, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Among the program attributes that discourage inappropriate risk-taking are:

•	The balance between annual and long-term compensation, including the fact that a significant portion of compensation is delivered in the form of equity incentives that vest over several years;
•	PSUs are measured against the Company’s TSR relative to the TSR of companies on the S&P 500 index and the 30-day successive average trading price of the Company’s common stock, and are subject to a three-year vesting period;
•	The use of multiple financial metrics for performance-based annual cash incentive awards and the use of individual goals under our annual cash incentive program;
•	The compensation committee’s ability to modify annual cash incentives to reflect the quality of earnings, individual performance, and other factors that it believes should influence compensation;
•	Our management stock-selling restrictions encourage a longer-term perspective and align the interests of senior executives and the board, as applicable, with other stockholders; and
•	We maintain a clawback policy applicable to our executive team which provides for the recoupment of incentive-based compensation in the event of a financial restatement.

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the year ended December 31, 2024, the year ended December 31, 2023, and the year ended December 31, 2022.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(1)(5)	Total ($)
Shuki Nir - Chief Executive Officer	2024	276,926	3,021,768	-	41,348 (6)	3,340,042
Zvi Lando -	2024	656,286	4,419,424	-	104,150 (7)	5,179,860
Former Chief Executive Officer	2023	816,851	6,558,293	-	125,306	7,500,450
	2022	850,952	5,499,905	942,958	131,090	7,424,905
Ronen Faier -	2024	567,313	3,458,518	-	71,639 (8)	4,097,470
Former Chief Financial Officer and Interim Chief Executive Officer	2023	503,614	2,219,298	-	79,410	2,802,322
	2022	524,062	2,000,177	405,204	82,649	3,012,092
Ariel Porat - Former Chief Financial Officer	2024	268,128	1,373,550	-	34,001 (9)	1,675,679
Rachel Prishkolnik -	2024	404,235	1,311,174	-	68,977 (10)	1,784,386
Former VP General Counsel and Corporate Secretary	2023	423,683	1,513,030	-	64,874	2,001,587
	2022	441,040	1,499,846	278,356	68,199	2,287,441
Uri Bechor -	2024	458,856	3,860,070	-	90,894 (11)	4,409,820
Chief Operating Officer	2023	480,931	2,219,298		74,766	2,774,995
	2022	498,118	2,000,177	392,423	78,708	2,969,426

54

(1)	We paid the amounts reported for each NEO in New Israeli Shekels. We have translated amounts paid in New Israeli Shekels into U.S. dollars at the foreign exchange rate published by the Bank of Israel as of the date of payment.
(2)	The amounts in this column represent the aggregate grant date fair value of the equity-based awards granted to our NEOs, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the equity-based awards in Note 2ad to the audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 25, 2025. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon vesting or exercise will approximate the aggregate grant date fair value.
(3)
The amounts in this column for the PSUs were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, not including the effect of any estimated forfeitures. For these amounts, see the Grants of Plan-Based Awards table later in this proxy statement. The grant date fair value of the PSUs assumes performance below maximum; the grant date fair value of the PSUs assuming maximum achievement of the performance conditions was: (i) for Mr. Nir, $1,343,139, (ii) for Mr. Lando, $2,507,100, (iii) for Mr. Faier, $1,090,921 for his January 2024 PSUs and $391,950 for his August 2024 PSUs, (iv) for Mr. Bechor, $1,090,921 for his January 2024 PSUs and $1,133,100 for his December 2024 PSUs, and (v) for Ms. Prishkolnik, $743,886.

(4)	Represents the cash bonuses earned pursuant to our annual cash incentive program. No annual cash incentive awards were earned for 2024. For more information, see the discussion in the CD&A under the caption Annual Cash Incentive Compensation.
(5)	The amounts in this column include the contribution by the Company to severance funds, pension funds and Israeli recreational funds and a recuperation allowance.
(6)	Includes a $23,068 contribution by the Company to Mr. Nir ’s severance fund and $18,280 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.
(7)	Includes a $54,669 contribution by the Company to Mr. Lando’s severance fund and $49,481 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.
(8)	Includes a $47,257 contribution by the Company to Mr. Faier ’s severance fund and $24,382 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.
(9)	Includes a $22,335 contribution by the Company to Ms. Porat’s severance fund and $11,666 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.
(10)	Includes a $33,673 contribution by the Company to Ms. Prishkolnik’s severance fund and $35,304 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.
(11)	Includes a $38,223 contribution by the Company to Mr. Bechor’s severance fund and $52,671 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

2024 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Shuki Nir		$181,141	$362,283	$724,566
	09-02-24							88,715 (3)	$2,158,436
	12-05-24					106,683 (4)			$358,186
	12-05-24							28,450 (5)	$505,146
Zvi Lando		$ 521,264	$ 1,042,528	$2,085,057
	01-03-24							24,809 (6)	$2,144,490
	01-16-24				5,737	22,949 (7)	34,424		$2,274,934
Ronen Faier		$ 205,680	$ 411,359	$822,719
	01-03-24							10,796 (6)	$933,206
	01-16-24				2,497	9,986 (7)	14,979		$989,912
	08-26-24					15,000 (8)			$228,900
	08-26-24							50,000 (9)	$1,306,500
Ariel Porat		$205,128	$410,256	$820,513
	09-02-24							56,455 (10)	$1,373,550
Uri Bechor		$196,416	$392,832	$785,663
	01-03-24							10,796 (6)	$933,206
	01-16-24				2,497	9,986 (7)	14,979		$989,912
	12-05-24					90,000 (4)			$426,152
	12-05-24							120,000 (11)	$1,510,800
Rachel Prishkolnik		$144,204	$288,407	$576,814
	01-03-24							7,360 (6)	$636,198
	01-16-24				1,702	6,809 (7)	10,214		$674,976

55

(1)	These amounts reflect the threshold, target and maximum payout levels under the 2024 annual cash incentive program, pursuant to which the NEOs were eligible to earn between 0 and 200% of target based on the Company’s financial performance. Because the threshold performance levels were not achieved, no annual cash incentive awards were paid.
(2)	The amounts in this column represent the aggregate grant date fair value of the equity-based awards granted to our NEOs, computed in accordance with FASB ASC Topic 718 and, with respect to the PSUs, were calculated based on the probable outcome of the performance conditions as of the grant date. We provide information regarding the assumptions used to calculate the value of the equity-based awards in Note 2ad to the audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 25, 2025. There can be no assurance that these awards will vest (in which case no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value.
(3)	These RSUs vest as to 25% on May 31, 2025 and quarterly thereafter over the following three years.
(4)	These amounts reflect the PSUs granted to the NEOs on December 5, 2024, which will be eligible for vesting upon achievement of a 30-Day Price of $40 or more (with respect to 33.33% of the PSUs), $70 (with respect to 33.33% of the PSUs) and $100 (with respect to 33.34% of the PSUs), in each case, during the three-year performance period.
(5)	These RSUs vest as to 25% on February 28, 2026 and quarterly thereafter over the following three years.
(6)	The RSUs vest in quarterly installments over a four-year period commencing on February 29, 2024.
(7)	These amounts reflect the threshold, target and maximum PSUs granted to the NEOs on January 16, 2024, which will be eligible to vest between 0% and 150% of the target PSUs based on the Company’s TSR performance relative to the TSR performance of the companies in the S&P 500 Index over a three-year performance period.
(8)	This amount reflect the PSUs granted to Mr. Faier on August 26, 2024, which will vest if the Company’s common stock price reaches $50 or more for 30 consecutive days during the two-year performance period.
(9)	These RSUs vest on August 26, 2025.
(10)	These RSUs vest as to 25% on August 31, 2025 and quarterly thereafter over the following three years.
(11)	These RSUs vest in quarterly installments over a four-year period commencing on November 30, 2024.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We or SolarEdge Technologies, Ltd., our Israeli subsidiary, are party to the following employment agreements: (1) an employment agreement with Mr. Nir effective as of December 4, 2024, pursuant to which he was appointed to serve as Chief Executive Officer; (2) an employment agreement with Mr. Lando effective as of May 17, 2009, pursuant to which he was appointed to serve as Global Vice President of Sales, which was not amended during his serve as Chief Executive Officer of the Company; (3) an employment agreement with Mr. Faier, effective as of December 1, 2010, pursuant to which he served as Chief Financial Officer until June 10, 2024; (4) an employment agreement with Mr. Porat effective as of June 13, 2024 pursuant to which he serves as Chief Financial Officer; (5) an employment agreement with Ms. Prishkolnik, effective November 1, 2010, pursuant to which she served as our VP General Counsel and Corporate Secretary until December 31, 2024; and (6) an employment agreement with Mr. Bechor effective as of September 1, 2019, pursuant to which he serves as our Chief Operating Officer. The employment agreements of each of Messrs. Lando, Faier and Porat were amended when they ceased to be executive officers to take into account their changed roles.

Each of these employment agreements provides for employment of the NEO on an “at-will” basis. In all cases, either party may terminate the agreement by providing written notice of termination (90 days for Messrs. Faier, Lando, Porat and Ms. Prishkolnik, and 180 days for Messrs. Nir and Bechor), provided, however, that we may terminate the agreements immediately and without prior notice and make a payment in lieu of advance notice, in accordance with applicable law. In addition, we may also terminate the agreements immediately upon written notice in the event of “cause” (as defined therein) which may include a conviction of a crime of moral turpitude, a material breach of fiduciary duties towards the company or its parent company, engagement in competing activities, a material breach of confidentiality and non-disclosure obligations towards the company or its parent company, or a material breach of the employment agreement or other circumstances under which severance pay may be denied from such employee under the applicable Israeli law.

56

The agreements provide for a base salary, vacation, sick leave, payments to a pension and severance fund as well as an Israeli recreational fund and recuperation pay in accordance with Israeli law. Pursuant to the agreements, we have affected a manager’s insurance policy for each NEO pursuant to which we make contributions on behalf of each NEO as well as the required statutory deductions from salary and any other amounts payable under the agreements on behalf of each NEO to the relevant authorities in accordance with Israeli law. For all NEOs, we contribute 8.33% of each NEO’s base salary toward the policy for the severance pay component, 6.5% for the savings and risk component, 7.5% for the educational fund component, up to approximately $4,000 per year and up to 2.5% for disability insurance.

In the event that an employee has a manager’s insurance fund the employer shall be required to allocate a portion of its contributions to purchase disability insurance to insure 75% of an employee’s salary which allocation shall not decrease the severance component of the employer’s contributions below 5% or increase total employer contributions above 7.5%. In all cases we deduct 6% of each NEO’s base salary to be paid on behalf of the NEO toward the policy and 2.5% for the educational fund component.

Separation Agreements

In connection with Mr. Lando’s and Mr. Faier’s service as Special Advisors beginning August 26, 2024 and December 4, 2024, respectively, we entered into separation agreements, pursuant to which Mr. Lando will continue as a Special Advisor during an extended notice period ending May 31, 2025, and Mr. Faier will continue as a Special Advisor until June 4, 2025, and as an employee, until February 2026 (utilizing his accrued vacation days). Following Ms. Prishkolnik’s retirement on December 31, 2024, we entered into a separation agreement, pursuant to which she will remain employed in a non-executive role providing transition services through an extended notice period ending August 31, 2024. In connection with his resignation as Chief Financial Officer on March 3, 2025, we entered into a separation agreement with Mr. Porat, pursuant to which he will remain a non-officer employee for a six-month transition period that satisfies the notice period required under his employment agreement. In connection with the aforementioned separation agreements, during the notice periods, each former executive will continue to receive their base salary and their respective equity grants will continue to vest.

57

Outstanding Equity Awards at December 31, 2024

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2024, including the applicable vesting dates.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Pric	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Units that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)*
Shuki Nir					88,715 (1)	$1,206,524
					28,450 (2)	$386,920
							106,683 (3)	$1,450,889
Zvi Lando	2,922	—	$38.05	01-02-28
	27,665	—	$36.15	01-02-29
	19,011	—	$101.81	01-02-30
	6,700	419 (4)	$311.35	01-05-31
					886 (5)	$12,500
					3,043 (6)	$41,385
					6,405 (7)	$87,108
							2,586 (8)	$35,167
					20,158 (9)	$274,149
							5,737 (10)	$78,023
Ronen Faier	5,119	—	$14.85	02-14-27
	7,396	—	$38.05	01-02-28
	27,665	—	$36.15	01-02-29
	7,667	—	$101.81	01-02-30
	2,436	153 (4)	$311.35	01-05-31
					322 (5)	$4,380
					1107 (6)	$15,055
					2168 (7)	$29,485
							875 (8)	$11,900
					8772 (9)	$119,299
							2,497 (10)	$33,959
					50,000 (11)	$680,000
							15,000 (12)	$204,000
Ariel Porat					56,455 (13)	$767,788
Uri Bechor	3,815	—	$101.81	01-02-30
	2,436	153 (4)	$311.35	01-05-31
					322 (5)	$4,380
					1,107 (6)	$15,055
					2,168 (7)	$29,485
							875 (8)	$11,900
					8,772 (9)	$119,299
							2,497 (10)	$33,953
					120,000 (14)	$1,632,000
							90,000 (12)	$1,224,000
Rachel Prishkolnik	1,376	—	$36.15	01-02-29
	1,907	—	$101.81	01-02-30
	1,827	115 (4)	$311.35	01-05-31
					242 (5)	$3,291
					830 (6)	$11,288
					1,478 (7)	$20,101
							597 (8)	$8,119
					5,980 (9)	$81,328
							1,702 (10)	$23,147

*	The market value of shares or units of stock that have not vested is based on the number of shares or units of stock that have not vested multiplied by the closing price of our common stock on the last trading day of the year ended December 31, 2024 ($13.60).
(1)	These RSUs vest as to 25% on May 31, 2025 and quarterly thereafter through May 1, 2028.
(2)	These RSUs vest as to 25% on February 28, 2026 and quarterly thereafter through February 28, 2028.
(3)	The PSU award vests upon achievement of a 30-Day Price during the three-year performance period ending on December 31, 2027 of $40 or more, $70 or more and $100 or more (in each, case, with respect to 1/3 of the PSUs).

58

(4)	Thes stock options vested in full on February 28, 2025.
(5)	These RSUs vested in full on February 28, 2025.
(6)	These RSUs vest in equal quarterly installments through February 28, 2026
(7)	These RSUs vest in equal quarterly installments through February 28, 2027.
(8)	The PSU award vests following a three-year performance period ending on December 31, 2025 based on the Company’s relative TSR performance during such performance period. In accordance with SEC rules, the number of PSUs shown reflects achievement of threshold level TSR performance.
(9)	These RSUs vest in equal quarterly installments through February 29, 2028.
(10)	The PSU award vests following a three-year performance period ending on December 31, 2026 based on the Company’s relative TSR performance during such performance period. In accordance with SEC rules, the number of PSUs shown reflects achievement of threshold level TSR performance.
(11)	The RSUs vest in full after a 12-month period commencing on August 26, 2024.
(12)	The PSU award vests if the Company’s common stock price reaches $50 or more for 30 consecutive days within the two-year performance period ending August 26, 2026.
(13)	These RSUs vest as to 25% on August 31, 2025 and quarterly thereafter through August 31, 2028.
(14)	These RSUs vest in equal quarterly installments through November 30, 2028.

Stock Vested Table

The following table provides information regarding stock vested during the year ended December 31, 2024, for each NEO. No NEOs exercised options during such year.

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Shuki Nir	-	-
Zvi Lando	14,691	$560,361
Ronen Faier	5,651	$214,088
Ariel Porat	-	-
Uri Bechor	5,551	$207,532
Rachel Prishkolnik	4,058	$155,422

(1)	The value realized on vesting is calculated by multiplying (A) the closing price of a common share on the vesting date and (B) the number of shares acquired on vesting before withholding taxes.

Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control

Severance

Pursuant to the terms of the employment agreements with the NEOs, as well as in accordance with Israeli law, upon a termination of the NEO’s employment, each NEO is entitled to the payments we have made on behalf of each NEO to the Manager’s Insurance Policy.

Equity Acceleration

Pursuant to the terms of the respective employment agreements with Messrs. Nir, Porat and Bechor, if within twelve months following the occurrence of a “change in control” any of these NEOs is terminated without “cause” or if any of these NEOs terminates his employment due to “justifiable reasons” (each such term as defined in the NEOs employment agreements), the NEO will be entitled to full acceleration of any unvested RSUs or stock options held by him at the time of such termination. Messrs. Lando and Faier and Ms. Prishkolnik will forfeit all unvested RSUs and stock options upon a termination of employment for any reason.

59

Under our PSU Award Agreement, in the event that a Change in Control (as defined in the PSU award agreement) occurs prior to the completion of the Performance Period, the PSUs shall be converted into time-based RSUs based on performance through the date of the Change in Control that will vest in full on the last day of the applicable performance period, subject to Continuous Service through each such date. In the event of a termination by the Company without Cause (as defined in the PSU award agreement) within 12 months following the date of the Change in Control, any unvested time-based RSUs that were converted pursuant to the previous sentence will accelerate on the date of such termination. Upon termination due to death or Disability (as defined in the 2015 Global Inventive Plan), the unvested PSU awards will vest with respect to the target number of PSUs.

Additionally, the RSUs and PSUs granted to Ronen Faier on August 26, 2024, in connection with his appointment as Interim CEO will continue to vest in accordance with their terms in the event of his involuntary termination by the Company without cause.

60

Potential Payments as of December 31, 2024

The following tables show the value of the potential payments and benefits our NEOs as of December 31, 2024 would receive in various scenarios involving a termination of their employment or a change in control or other qualifying corporate transaction, assuming a December 31, 2024, triggering date and, where applicable, using a price per share for our common stock of $13.60 (the closing price of a share of our common stock on December 31, 2024).

	Name	Termination upon Death or Disability of Employee ($)	Termination for Cause ($)	Termination without Cause by the Company ($)	Termination w/o Cause within 12 months of Change in Control ($)
Equity Grants Vesting (1)	Shuki Nir	-	-	-	3,044,333
	Zvi Lando	-	-	-	867,462
	Ronen Faier	-	-	680,000	1,235,628
	Ariel Porat	-	-	-	767,788
	Uri Bechor	-	-	-	3,207,628
	Rachel Prishkolnik	-	-	-	241,060

(1)	The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on December 31, 2024 ($13.60); however, no value is reflected herein for outstanding stock options, as the exercise price of all outstanding stock options exceeded the closing price of our common stock on December 31, 2024. In the case of RSUs and PSUs, the number of units that would have vested multiplied by the closing price of our common stock on December 31, 2024 ($13.60).

2024 CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the annual total compensation of our median employee, the annual total compensation of our CEO, Mr. Shuki Nir, and the ratio of these two amounts. For 2024,

●	The annual total compensation of the median compensated of all of our employees who were employed as of December 31, 2024, other than Mr. Nir, was $79,112.
●	Mr. Nir’s annual total compensation was $3,860,183. This amount differs from the amount reported in the Total column of the Summary Compensation Table due to the annualization of Mr. Nir’s compensation to reflect his December 4, 2024 promotion to Chief Executive Officer, as discussed further below.
●	Based on this information, the ratio of the annual total compensation of Mr. Nir to the annual total compensation of our median employee is 48.79 to 1.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. To identify the “median employee,” we utilized the 2024 base salary earned during the year and target annual cash incentive for the 2024 performance year, which we annualized for any permanent employee who did not work for the entire year. Earnings of our employees outside the U.S. were converted to U.S. dollars using annual average currency exchange rates.

Using the measure described above, we identified a “median employee” who is a full-time employee located in US and calculated the median employee’s annual total compensation for our pay ratio in accordance with applicable SEC rules for calculating Summary Compensation Table total compensation. The total compensation reported for Mr. Nir differs from the Total column of the Summary Compensation Table as a result of the annualization of Mr. Nir’s compensation to reflect his December 4, 2024 promotion to Chief Executive Officer. To annualize Mr. Nir’s compensation, we (i) adjusted his base salary to reflect the adjustment made to his base salary in connection with his promotion, (ii) annualized such base salary and his all other compensation, and (iii) did not adjust or annualize Mr. Nir’s 2024 equity awards which were granted in part prior to his appointment as Chief Executive Officer and in part after such appointment.

61

SolarEdge is a global company, with operations worldwide and with its executive officers and a majority of its employees located in Israel, the country in which our headquarters office is located. Because the SEC rules for identifying our median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have headquarters offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

2024 Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for Mr. Lando ($)(1)	Compensation Actually Paid to Mr. Lando ($)(2)	Summary Compensation Table Total for Mr. Faier ($)(1)	Compensation Actually Paid to Mr. Faier ($)(2)	Summary Compensation Table Total for Mr. Nir ($)(1)	Compensation Actually Paid to Mr. Nir ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in $ ’000)	Revenue (in $ ’000) (5)
									Total Stockholder Return ($)(4)	Peer Group Total Stockholder Return ($)(4)
2024	5,179,860	(1,649,809)	4,097,470	732,483	3,340,041	3,362,607	2,623,295	1,194,731	14.30	107.29	(1,806,357)	901,456
2023	7,500,450	(2,219,853)	N/A	N/A	N/A	N/A	2,215,233	3,110,279	98.43	172.82	34,329	2,976,528
2022	7,424,905	8,059,218	N/A	N/A	N/A	N/A	2,636,004	1,963,865	297.90	236.28	93,779	3,110,279
2021	7,361,336	4,432,838	N/A	N/A	N/A	N/A	2,614,452	1,459,271	295.06	249.34	169,170	1,963,865
2020	4,079,710	22,873,251	N/A	N/A	N/A	N/A	1,726,006	12,553,361	335.60	332.88	140,322	1,459,271

(1)
The amounts reported for Mr. Lando, Mr. Faier, and Mr. Nir (our Chief Executive Officers, or “PEOs”) for each corresponding year are the amounts reported in the “Total” column of the Summary Compensation Table. Refer to the Executive Compensation Tables – Summary Compensation Table.

(2)	SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “compensation actually paid” as reported in the “Pay Versus Performance” table above. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for the named executive officers other than the CEOs) for 2024. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid in 2024	Compensation Actually Paid to Mr. Lando ($)	Compensation Actually Paid to Mr. Faier ($)	Compensation Actually Paid to Mr. Nir ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
Summary Compensation Table Total	5,179,860	4,097,470	3,340,041	2,623,295
Less, value of Stock Awards reported in Summary Compensation Table	(4,419,424)	(3,458,518)	(3,021,767)	(2,181,598)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	586,255	1,139,109	3,044,333	1,350,942
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(2,332,099)	(814,335)	-	(464,684)
Plus, fair value as of vesting date of equity awards granted and vested in the year	138,160	60,107	-	33,701
Plus (less), change in fair value from last day of prior year to vesting date of equity awards granted in prior years that vested in the year	(705,620)	(256,084)	-	(105,221)
Less, fair value from the last day of prior year of equity awards granted in prior years that were forfeited in the year	(96,941)	(35,265)	-	(61,703)
Compensation Actually Paid	(1,649,809)	732,483	3,362,607	1,194,731

(3)	The dollar amounts represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Lando and, for 2024, also excluding Messrs. Faier and Nir) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes (the “Non-PEO NEOs”) are as follows: in 2024, Uri Bechor, Rachel Prishkolnik and Ariel Porat; in 2023, Ronen Faier, Uri Bechor, Rachel Prishkolnik, Yoav Galin and Meir Adest and in 2022, 2021 and 2020, Ronen Faier, Uri Bechor, Rachel Prishkolnik and Yoav Galin.
(4)	TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019. The peer group TSR represents TSR of the Invesco Solar ETF index.
(5)	Represents total revenues as reported in our Annual Report on Form 10-K.

62

Description of Certain Relationships of Information Presented in the Pay Versus Performance Table

As described in more detail in the Compensation Discussion & Analysis, the Company’s executive compensation program promotes stockholder interests by aligning compensation with our business objectives, including by introducing long term incentives with long term performance goals. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid.” In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Company vs Peer Group TSR and Compensation Actually Paid

* CAP is presented on an aggregate basis to PEOs

63

Compensation Actually Paid vs Net Income

Pay Versus Net Income 2020-2024
$0
-$250
-$500
-$750
-$1,000
-$1,250
-$1,500
-$1,750
-$2,000
Annual Net Income ($Mil.)
$25
$20
$15
$10
$5
$0
-$5
Compensation Actually Paid ($Mil.)
2020
2021
2022
2023
2024
Aggregate CAP to PEOs
Avg. Cap to Other NEOs
Net Income

* CAP is presented on an aggregate basis to PEOs

Compensation Actually Paid vs Revenue

* CAP is presented on an aggregate basis to PEOs

64

Financial Performance Measures

As described in greater detail in the Compensation Discussion and Analysis, the Company’s executive compensation program promotes stockholder interests by aligning compensation with our business objectives, including by introducing long term incentives with long term performance goals. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

1 Revenue	2 Non-GAAP Operating Income (Loss)	3 Stock Price	4 Relative TSR

65

Transactions with Related Persons

Review, Approval, or Ratification of Transactions with Related Persons

The Audit Committee of our Board of Directors has primary responsibility for reviewing and approving transactions with related persons. Our Audit Committee charter provides that the Audit Committee shall review and approve in advance any related person transactions.

We adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee, subject to the exceptions described below. In approving or rejecting any proposed “related person” transaction, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In accordance with Item 404 of Regulation S-K, our Audit Committee has determined that certain transactions will not require Audit Committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related person’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, and transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis.

Fiscal Year 2024 Transactions with Related Persons

Mr. Ronen Faier served as our Chief Financial Officer from 2011 until August 26, 2024, when he was appointed as our Interim Chief Executive Officer, a position that he held until December 4, 2024. Mr. Faier also serves as a member of the board of directors of Cato Networks Ltd., a privately held Company (“Cato”). In May 2024, the Company entered into an agreement with Cato, for remote connection solutions, for an annual fee of ~$167,000. In accordance with our related party transaction approval policy, this transaction with Cato received the approval of the Company’s Audit Committee in advance of entering into the agreement.

Since January 1, 2024, we paid $147,195.8 to Cato for these services.

Other than the payments to Cato described above, since the beginning of the last fiscal year, there have been no transactions, and there are no currently proposed transactions with any “related person” that require disclosure under Item 404 of Regulation S-K.

66

Report Of the Audit Committee

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The principal purpose of the Audit Committee is to represent and assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements and the integrity of the financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the outside auditor’s qualifications, independence and performance; and (iv) the design, implementation, and performance of the Company’s internal audit function. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter and summarized starting on page 16 of this Proxy Statement.

Our management is responsible for the preparation, presentation, and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. EY, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements included in our 2023 Annual Report on Form 10-K for the year ended December 31, 2024, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

The Audit Committee has also reviewed and discussed with Kost Forer Gabbay & Kasierer, a member of EY Global the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, the Audit Committee discussed with Kost Forer Gabbay & Kasierer, a member of EY Global those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, Kost Forer Gabbay & Kasierer, a member of EY Global, provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Kost Forer Gabbay & Kasierer’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Kost Forer Gabbay & Kasierer, a member of EY Global its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

THE AUDIT COMMITTEE

Yoram Tietz (Chairperson)

Dana Gross

Guy Gecht

67

SolarEdge Technologies, Inc.
1 HaMada Street, Herzeliya, Israel, 4673335
Proxy Statement
June 3, 2025

The Meeting

The accompanying proxy is solicited on behalf of the board of directors (the “Board of Directors”, the “board of directors” or the “Board”) of SolarEdge Technologies, Inc., a Delaware corporation (the “Company”), for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 12455 Research Blvd., Austin, TX 78759 on June 3, 2025 at 9 a.m. Central Daylight Time. The Notice and the proxy materials, including this Proxy Statement, were first made available to stockholders on or about April 21, 2025. Stockholders of record can access the proxy materials by following instructions in the Notice and visiting www.proxyvote.com. Beneficial owners should review these proxy materials and their voting instruction card or Notice for how to vote in advance of and participate in the Annual Meeting. Electronic copies of this Proxy Statement and our 2024 Annual Report are also available at the Company’s website at http://investors.solaredge.com.

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on April 8, 2024 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on April 8, 2025, we had 59,042,917 shares of common stock outstanding and entitled to vote. Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date. There is no cumulative voting. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of the majority of the voting power of the stock outstanding and entitled to vote at the annual meeting, present at the annual meeting or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

1

Proposal No. 1

Election of Directors Nominees Named in this Proxy Statement - directors will be elected if the number of votes cast at the Annual Meeting for the nominee’s election exceeds the number of votes cast against the nominee’s election. Abstentions and “broker non-votes” (as defined below), if any will have no effect on Proposal No. 1.

2

Proposal No. 2

Ratification of Appointment of Independent Registered Public Accounting Firm for 2025- requires the affirmative vote of the holders of a majority of the voting power of the stock, present or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as votes against this Proposal No. 2. While there should be no “broker non-votes” in respect of this proposal, if there were any such broker non-votes, any such broker non-votes will have no effect on this Proposal No. 2

68

3

Proposal No. 3

Advisory Vote to Approve the Compensation of our Named Executive Officers (the “Say-on-Pay” vote) - requires the affirmative vote of the holders of a majority of the voting power of the stock present represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as votes against this Proposal No. 3. “Broker non-votes”, if any, will have no effect on this Proposal No. 3. This advisory vote is not binding on the Board. However, the Board of Directors and the Compensation Committee will review and consider the voting results when evaluating our executive compensation programs and making compensation decisions.

4

Proposal No. 4

Approve the amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law - requires the affirmative vote of the holders of a majority of outstanding shares of our common stock. Abstentions and “broker non-votes” if any, will have the same effect as votes against this Proposal No. 4.

Notice of Internet Availability of Proxy Materials

As permitted by the rules of the SEC, we are making the proxy materials available to our stockholders primarily electronically via the Internet rather than mailing printed copies of these materials to each stockholder. The Company believes that this process expedites stockholders’ receipt of the proxy materials, lowers the costs incurred by the Company for the 2025 Annual Meeting and helps to conserve natural resources.

On or about April 21, 2025, we mailed the Notice in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials.” The Notice contains instructions on how to access the Proxy Materials on the Internet and how to vote.

If you received the Notice by mail, you will not be receiving a printed copy of the proxy materials unless you request a printed copy, currently or on an ongoing basis. If you received the Notice by mail and would like to receive a paper or email copy of the proxy materials, follow the instructions on the Notice. Stockholders who requested paper copies of the proxy materials or previously elected electronic receipt, did not receive the Notice and will receive the proxy materials in the format requested.

How You Can Access the Proxy Materials Electronically or Sign Up for Electronic Delivery

We would like to encourage stockholders to help us reduce the environmental impact of our annual meeting. This Proxy Statement and our Annual Report may be viewed online at www.proxyvote.com. Stockholders can also sign up to receive proxy materials electronically by visiting www.proxyvote.com.

69

Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote at the Annual Meeting or in advance of the Annual Meeting by telephone or electronically via the Internet by following the instructions included in the Notice or by completing, dating and signing the proxy card and promptly returning it in the enclosed envelope if you request and receive (or previously requested and received) a hard copy of the proxy materials. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “FOR” each of the nominees in Proposal No. 1, and “FOR” Proposal Nos. 2, 3, and 4.

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from bank, broker, or other nominee that holds your shares if you wish to vote in person at the Annual Meeting. If you do not provide voting instructions to your bank, broker, or other nominee in advance of the Annual Meeting, applicable rules grant your broker discretionary authority (but do not require the broker) to vote on proposals deemed to be “routine” by the New York Stock Exchange (“NYSE”) (although they are not required to do so). Banks, brokers and other nominees. Brokers do not have discretionary authority to vote on “non-routine” matters. As such, “broker non-votes” occur when a person holding shares in street name does not provide instructions as to how to vote those shares and the broker lacks the authority to vote uninstructed shares at its discretion. Whether a proposal is considered “routine” or “non-routine” is subject to the NYSE rules and final determination by the stock exchange. Even with respect to discretionary matters, some brokers may choose not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other nominee regarding how to vote your shares on all proposals to ensure that your vote is counted.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the chairperson of the meeting, or the holders of the majority of the voting power of the stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, shall have power to adjourn, postpone or recess the Annual Meeting to permit further solicitations of proxies.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

Expenses of Solicitation

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the Notices, the proxies and other soliciting materials, as applicable, proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person, by telephone or by email. Following the original mailing of the Notice, the proxies and other soliciting materials, as applicable, the Company will request that banks, brokers and other nominees forward copies of the Notice, the proxy and other soliciting materials, as applicable, to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Revocability of Proxies

Any person submitting a proxy has the power to revoke it at any time prior to voting being concluded at the Annual Meeting. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent vote or proxy that is submitted via telephone or Internet, or by attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

70

Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers and other nominee record holders may have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Notice, Annual Report or Proxy Statement, as applicable. We will promptly deliver a separate copy of the Notice, Annual Report or the proxy materials, as applicable, to you if you notify us by telephone at 972 (9) 957-6620, by mail at SolarEdge Technologies, Inc. at, 1 HaMada Street, Herziliya Pituach 4673335, Israel, or by email at investors@solaredge.com. You also may request additional copies of the Notice or the proxy materials, or for stockholders sharing an address that are currently receiving multiple copies, request a single copy of the Notice, Annual Report, or proxy materials, by notifying us in writing or by telephone at the same address, email address, or telephone number. Stockholders with shares registered in the name of a brokerage firm or bank should contact their brokerage firm or bank to request information about householding or to opt in or out of householding.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act and SEC rules require our directors, executive officers, and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Based solely on our review of the reports filed during the year ended December 31, 2024, we determined that all required reports have been properly and timely filed other than one Form 3 for Mr. Porat disclosing his initial shareholdings that was not timely filed due to an administrative error. The Company continues to take measures to prevent delays in filings in the future.

Stockholder Proposals for the 2026 Annual Meeting

Rule 14a-8 Proposals. Stockholder proposals for inclusion under Rule 14a-8 in the Company’s 2026 proxy statement for the proxy relating to our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) must be received by the Company at the principal executive offices of the Company no later than the close of business on December 22, 2025. Such proposals also must comply with the other rules of the Securities and Exchange Commission relating to Rule 14a-8 stockholders’ proposals.

Advance Notice Proposals and Nominations. In addition, any stockholder seeking to bring business before the 2026 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a director under the advance notice provisions of our Amended and Restated Bylaws (the “Bylaws”) must provide timely notice of such proposal of business or nomination to the Company’s Corporate Secretary. Specifically, written notice of any such proposed business or nomination (including information required under Rule 14a-19) must be delivered to the Company’s Corporate Secretary at our principal executive offices no earlier than the close of business on February 3, 2026 and no later than the close of business March 5, 2026.

In the event that the date of our 2026 Annual Meeting is more than 30 days before or more than 30 days after the anniversary date of our 2025 Annual Meeting of Stockholders, timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the 2026 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

A stockholder’s notice to the Corporate Secretary of the Company must be in proper written form and must include the information and consents required by our Bylaws (including information required under Rule 14a-19) related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination or proposal is made, and each person whom the stockholder proposes to nominate for election as a director, or the business desired to be brought before the meeting.

71

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary of the Company at 1 HaMada Street Herziliya, Israel, 4673335.

Directors’ Attendance At Annual Stockholder Meetings

The Company encourages members of its Board to attend its annual stockholder meetings. All members of the Company’s Board attended the Company’s 2024 annual stockholder meeting.

Other Business

The Board does not presently intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please vote by telephone or via the Internet or by completing, dating, signing, and promptly returning the proxy card if you request and receive (or requested and received) a form of proxy, so that your shares may be represented at the meeting. Directions to the Annual Meeting can be obtained by contacting our Investor Relations department at investors@solaredge.com.

Where You Can Find More Information

The Company files annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

We make available free of charge on or through our website, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements, and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT SOLAREDGE TECHNOLOGIES, INC., 1 HAMADA STREET, HERZILIYA PITUACH 4673335, ISRAEL, OR BY EMAIL AT INVESTORS@SOLAREDGE.COM.

72

APPENDIX A

To provide investors and others with additional information regarding SolarEdge’s results, SolarEdge has disclosed in this proxy statement non-GAAP net income (loss) and net diluted income (loss) per share, which are non-GAAP financial measures. SolarEdge has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures below.

SolarEdge’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate SolarEdge’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect SolarEdge’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in SolarEdge’s business, as it excludes charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating SolarEdge’s operating results and future prospects from the same perspective as management and in comparing financial results across accounting periods.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Diluted EPS
U.S. dollars in thousands (except share and per share data)

	Reconciliation of GAAP to non-GAAP
	Net income Year ended December 31, 2024
Net income (loss) (GAAP)	$ (1,806,357)	$ 34,329
Revenues from finance component	(984)	(834)
Discontinued operation	28,214	37,036
Stock-based compensation	137,251	149,945
Amortization of stock-based compensation capitalized in inventories	3,138	1,100
Amortization and depreciation of acquired assets	8,017	7,969
Restructuring charges	20,934	23,154
Assets impairment and disposal by abandonment	251,823	30,790
Loss (gain) from assets sales	5,746	(1,262)
Certain litigation and other contingencies	(399)	1,786
Acquisition costs	9	135
Non cash interest expense	14,877	12,703
Currency fluctuation related to lease standard	(744)	(3,055)
Loss (gain) from sale of equity and debt investments	(2,966)	193
Loss (gain) from business combination	(1,125)	—
Gain from the repurchase of convertible notes	(15,456)	—
Loss (gain) from impairment of private held companies	5,000	—
Income tax adjustment	39,007	(45,896)
equity method adjustments	1,896	350
Net income (loss) (non-GAAP)

73

	Reconciliation of GAAP to non-GAAP
	Net diluted earnings per share
Net diluted earnings (loss) per share (GAAP)	$ (31.64)	$ 0.60
Revenues from finance component	(0.02)	(0.01)
Discontinued operation	0.49	0.64
Stock-based compensation	2.41	2.57
Amortization of stock-based compensation capitalized in inventories	0.05	0.02
Amortization and depreciation of acquired assets	0.14	0.14
Restructuring charges	0.37	0.40
Assets impairment and disposal by abandonment	4.41	0.53
Loss (gain) from assets sales	0.10	(0.02)
Certain litigation and other contingencies	(0.01)	0.03
Acquisition costs	0.00	0.00
Non cash interest expense	0.26	0.03
Currency fluctuation related to lease standard	(0.01)	(0.05)
Loss (gain) from sale of equity and debt investments	(0.05)	0.00
Loss (gain) from business combination	(0.02)	—
Gain from the repurchase of convertible notes	(0.27)	—
Loss (gain) from impairment of private held companies	0.09	—
Income tax adjustment	0.68	(0.76)
equity method adjustments	0.03	0.00
Net diluted earnings per share (non-GAAP)

74

Appendix B:

Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law

Article X

LIABILITY OF DIRECTORS AND OFFICERS

Section 10.1      No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.

Section 10.2      Amendment or Repeal. Any amendment, alteration or repeal of this Article X that adversely affects any right of a director or officer shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

75

SOLAREDGE TECHNOLOGIES, INC. 1 HAMADA ST. HERZLIYA PITUACH 4673335 ISRAEL

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

HOW TO ACCESS PROXY MATERIALS ELECTRONICALLY OR SIGN UP FOR ELECTRONIC DELIVERY AND DONATE TO CONSERVATION INTERNATIONAL IN ONLY THREE EASY STEPS:

1. Go to www.proxyvote.com

2. Type in the 16-digit control number included on your enclosed voting card (in the box marked by the arrow) and click ‘Get Started’

3. On the upper right side, click on ‘Delivery Settings’

Proxy materials and other stockholder communications will be sent to the email address provided. E-delivery will begin with the next communication. Your enrollment will remain in effect as long as you are a stockholder and your email account is active or until you choose to cancel.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V69608-P30798	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
SOLAREDGE TECHNOLOGIES, INC. Company Proposals The Board of Directors recommends you vote FOR each of the following nominees:
1.	Election of Directors					The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:

	Nominees:	For	Against	Abstain			For	Against	Abstain

	1a. Betsy Atkins	☐	☐	☐	2.	Ratification of appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐

	1b. Yoram Tietz	☐	☐	☐

	1c. Gilad Almogy	☐	☐	☐
					3.	Approval of, on an advisory and non-binding basis, the compensation of our named executive officers (the “Say-on-Pay” vote).	☐	☐	☐
	1d. Avery More	☐	☐	☐

	1e. Nadav Zafrir	☐	☐	☐
					4.	Approval of the amendment to the Company’s restated certificate of incorporation to limit the liability of certain officers as permitted by law.	☐	☐	☐
	1f. Shuki Nir	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

76

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
 to be held on June 3, 2025:
The 2025 Notice and Proxy Statement and 2024 Annual Report on Form 10-K
are available at www.proxyvote.com.

V69609-P30798

SOLAREDGE TECHNOLOGIES, INC.
 HaMada 1

Herzliya Pituach, Israel

Annual Meeting of Stockholders
 June 3, 2025, 9:00 a.m. Central Daylight Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Shuki Nir and Dalia Litay, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of SolarEdge Technologies, Inc., to be held at 12455 Research Blvd., Austin, TX 78759 and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy, when properly executed, will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on reverse side.)

77

78